                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                  FORM 8-K
                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



                              January 23, 1997
                        ----------------------------
              Date of Report (Date of earliest event reported)



                            Phoenix Network, Inc.
                        ----------------------------
           (Exact name of registrant as specified in its charter)



   Delaware                       0-17909                    84-0881154
 --------------                --------------            ---------------------
(State or other                 (Commission                 (I.R.S. Employer
jurisdiction of                File Number)              Identification No.)
incorporation)


                1687 Cole Boulevard, Golden, Colorado  80401
              ------------------------------------------------
                  (Address of principal executive offices)



                               (303) 205-3500
                  ----------------------------------------
            (Registrant's telephone number, including area code)



                                     1.

ITEM 5.         OTHER EVENTS.

                As a result of the acquisition of AmeriConnect, Inc., the Registrant has prepared the following financial statements for the periods indicated in the Index to Financial Statements included therein.




                                     2.

                            PHOENIX NETWORK, INC.

                        INDEX TO FINANCIAL STATEMENTS

                                                                                                       Page
FINANCIAL STATEMENTS OF PHOENIX NETWORK, INC.
    Report of Independent Certified Public Accountants                                                   F-2
    Supplemental Consolidated Balance Sheets - December 31, 1994 and 1995 and
       September 30, 1996 (unaudited)                                                                    F-3
    Supplemental Consolidated Statements of Operations - Years ended December
    31, 1993, 1994, and 1995 and nine months ended September 30, 1995 and 1996
       (unaudited)                                                                                       F-5
    Supplemental Consolidated Statement of Stockholders' Equity - Years ended
    December 31, 1993, 1994, and 1995 and nine months ended September 30, 1996
       (unaudited)                                                                                       F-6
    Supplemental Consolidated Statements of Cash Flows - Years ended December
    31, 1993, 1994, and 1995 and nine months ended September 30, 1995 and 1996
       (unaudited)                                                                                       F-8
    Notes to Supplemental Consolidated Financial Statements                                              F-11
    Consolidated Balance Sheets - December 31, 1994 and 1995 and September 30,
       1996 (unaudited)                                                                                  F-27
    Consolidated Statements of Operations - Years ended December 31, 1993,
    1994, and 1995 and nine months ended September 30, 1995 and 1996
       (unaudited)                                                                                       F-28
    Consolidated Statement of Stockholders' Equity - Years ended December 31,
    1993, 1994, and 1995 and nine months ended September 30, 1996
       (unaudited)                                                                                       F-29
    Consolidated Statements of Cash Flows - Years ended December 31, 1993,
    1994, and 1995 and nine months ended September 30, 1995 and 1996
       (unaudited)                                                                                       F-31
    Notes to Consolidated Financial Statements                                                           F-34

FINANCIAL STATEMENTS OF AMERICONNECT, INC.
    Report of Independent Certified Public Accountants                                                   F-48
    Consolidated Balance Sheets - December 31, 1994 and 1995 and September 30, 1996
       (unaudited)                                                                                       F-49
    Consolidated Statements of Operations - Years ended December 31, 1993,
       1994, and 1995 and nine months ended September 30, 1995 and 1996
       (unaudited) F-51
    Consolidated Statement of Stockholders' Deficit - Years ended December 31, 1993,
       1994, and 1995 and nine months ended September 30, 1996 (unaudited) F-52
    Consolidated Statements of Cash Flows - Years ended December 31, 1993,
       1994, and 1995 and nine months ended September 30, 1995 and 1996 (unaudited)                      F-53
    Notes to Consolidated Financial Statements                                                           F-54


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Stockholders and Board of Directors
Phoenix Network, Inc.


      We have audited the accompanying consolidated balance sheets of Phoenix Network, Inc. (a Delaware Corporation) and Subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Phoenix Network, Inc. and Subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

      As explained in note D, the Company changed its method of accounting for deferred commissions in 1994.

      We also made a similar audit of the supplemental consolidated balance sheets of Phoenix Network, Inc. and Subsidiaries as of December 31, 1994 and 1995, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. The supplemental statements give retroactive effect to the merger with Americonnect, Inc. on October 8, 1996, which has been accounted for as a pooling of interests as described in note A.

      In our opinion, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of Phoenix Network, Inc. and Subsidiaries as of December 31,1994 and 1995, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1995, after giving retroactive effect to the merger with Americonnect, Inc. as described in note A, in conformity with generally accepted accounting principles.

      As explained in note D to the supplemental consolidated financial statements, the Company changed its method of accounting for deferred commissions in 1994.







GRANT THORNTON LLP

San Francisco, California
March 28, 1996 (except for note A, as to which
                 the date is October 8, 1996)

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS




                                    ASSETS

                                                                     December 31,
                                                               -------------------------  September 30,
                                                                  1994          1995          1996
                                                               -----------   -----------   -----------
                                                                                           (unaudited)
Current assets
  Cash and cash equivalents (restricted -
     $326,431 in 1994 and $225,356 in
     1995 and 1996)                                            $ 1,615,941   $ 8,298,003   $ 2,379,835
  Accounts receivable, net of allowance
     for doubtful accounts of $1,452,700 in
     1994, $1,649,013 in 1995, and $2,297,328
     at September 30, 1996                                      11,214,735    13,731,400    17,313,689
  Notes and accounts receivable - agents,
     including accrued interest, net of
     allowance of $100,000 in 1994                                 253,064         1,492     1,602,848
  Notes receivable - director/shareholder                           11,500        14,500          --
  Deferred income taxes                                            250,000          --            --
  Deferred commissions                                             846,018     1,648,780     1,347,787
  Other current assets                                             246,550       399,171       678,395
                                                               -----------   -----------   -----------

         Total current assets                                   14,437,808    24,093,346    23,322,554

Furniture, equipment and data processing
  systems - at cost, less accumulated
  depreciation of $922,166 in 1994, $1,350,597
  in 1995, and $7,750,489 at September 30, 1996                  1,555,099       886,665     4,411,699
Deferred income taxes                                              250,000          --            --
Deferred commissions                                               789,726     1,454,483       862,147
Customer acquisition costs, less accumulated
  amortization of $431,525 in 1994, $1,005,262
  in 1995, and $2,491,976 at September 30, 1996                    203,483     2,447,619     3,288,828
Goodwill, less accumulated amortization of
  $82,961 in 1995 and $991,300 at September 30,1996
                                                                      --       3,903,109    18,547,493
Other assets                                                       332,194       243,048       850,067
                                                               -----------   -----------   -----------
                                                               $17,568,310   $33,028,270   $51,282,788
                                                               ===========   ===========   ===========



The accompanying notes are an integral part of these statements.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES
              SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS (continued)




                     LIABILITIES AND STOCKHOLDERS' EQUITY


                                                            December 31,
                                                     ----------------------------    September 30,
                                                        1994            1995             1996
                                                     ------------    ------------    ------------
                                                                                      (unaudited)
Current liabilities
  Notes payable to bank and finance company          $  2,553,103    $     41,468    $  1,656,060
  Note payable to stockholder                                --              --           131,406
  Note payable to vendor                                     --              --         1,637,016
  Accounts payable and accrued liabilities             10,503,355      13,799,153      20,005,587
                                                     ------------    ------------    ------------
         Total current liabilities                     13,056,458      13,840,621      23,430,069
Note payable to stockholder                                  --              --         1,182,650
Finance company note                                         --              --           939,668
Stockholders' equity
  Preferred stock - $.001 par value, authorized
    5,000,000 shares, issued and outstanding
    1,621,476 in 1994, 2,737,389 in 1995, and
    2,725,014 shares at September 30, 1996,
    liquidation preference aggregating $3,779,371,
    $15,332,780, and $16,273,115 at December 31,
    1994 and 1995 and September 30, 1996                    1,622           2,737           2,725
  Common stock - $.001 par value, authorized
    50,000,000 shares, issued 13,826,012 in 1994,
    16,952,455 in 1995, and 20,529,278 at
    September 30, 1996                                     13,825          16,952          20,529
  Additional paid-in capital                           14,227,069      32,146,636      43,884,854
  Accumulated deficit                                  (9,728,142)    (12,976,154)    (18,175,185)
  Treasury stock - 1,300 shares at cost                    (2,522)         (2,522)         (2,522)
                                                     ------------    ------------    ------------
         Total stockholders' equity                     4,511,852      19,187,649      25,730,401
                                                     ------------    ------------    ------------
                                                     $ 17,568,310    $ 33,028,270    $ 51,282,788
                                                     ============    ============    ============




The accompanying notes are an integral part of these statements.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                      Nine months ended
                                                          Year ended December 31,                        September 30,
                                                --------------------------------------------    ----------------------------
                                                    1993            1994            1995            1995            1996
                                                ------------    ------------    ------------    ------------    ------------
                                                                                                         (unaudited)
Revenues                                        $ 53,905,328    $ 74,404,808    $ 75,854,969    $ 55,822,439    $ 78,234,398
Cost of revenues                                  39,380,656      52,649,359      53,775,779      39,396,806      56,676,168
                                                ------------    ------------    ------------    ------------    ------------

         Gross profit                             14,524,672      21,755,449      22,079,190      16,425,633      21,558,230
Selling, general and
  administrative expenses                         15,851,388      21,074,942      22,323,202      15,543,010      22,117,458
Depreciation and amortization                        538,446         678,038       1,125,563         673,528       3,240,167
Relocation expenses                                     --              --              --              --           982,146
                                                ------------    ------------    ------------    ------------    ------------

                                                  16,389,834      21,752,980      23,448,765      16,216,538      26,339,771
                                                ------------    ------------    ------------    ------------    ------------

         Operating income
            (loss)                                (1,865,162)          2,469      (1,369,575)        209,095      (4,781,541)
Other income (expense)
  Interest income                                     18,505          36,121         103,125          41,745          46,665
  Interest expense                                  (185,602)       (425,222)       (260,639)       (234,627)       (445,613)
  Loss on abandonment of
    fixed assets                                        --              --        (1,019,648)         (1,251)           --
  Miscellaneous income
    (expense)                                         (9,740)         42,897          (6,767)            377          13,790

                                                ------------    ------------    ------------    ------------    ------------
                                                    (176,837)       (346,204)     (1,183,929)       (193,756)       (385,158)
                                                ------------    ------------    ------------    ------------    ------------

Income (loss) before income
  taxes and cumulative effect
  of accounting change                            (2,041,999)       (343,735)     (2,553,504)         15,339      (5,166,699)
Income tax benefit (expense)                         493,900         (16,405)       (500,000)           --              --
                                                ------------    ------------    ------------    ------------    ------------

Income (loss) before cumulative
  effect of accounting change                     (1,548,099)       (360,140)     (3,053,504)         15,339      (5,166,699)
Cumulative effect of change
  in amortization of deferred
  commissions                                           --          (123,224)           --              --              --
                                                ------------    ------------    ------------    ------------    ------------

         Net income (loss)                      $ (1,548,099)   $   (483,364)   $ (3,053,504)   $     15,339    $ (5,166,699)
                                                ============    ============    ============    ============    ============
Net income (loss) attributable
  to common shares:
    Net income (loss)                           $ (1,548,099)   $   (483,364)   $ (3,053,504)   $     15,339    $ (5,166,699)
    Preferred dividends                             (267,419)       (231,255)       (594,381)       (282,355)       (940,775)
                                                ------------    ------------    ------------    ------------    ------------
                                                $ (1,815,518)   $   (714,619)   $ (3,647,885)   $   (267,016)   $ (6,107,474)
                                                ============    ============    ============    ============    ============
Income (loss) per common share:
    Income (loss) before
      cumulative effect
      of accounting change                      $      (0.15)   $      (0.04)   $      (0.24)   $       0.02    $      (0.30)
    Cumulative effect of
      accounting change                                 --             (0.01)           --              --              --
                                                ------------    ------------    ------------    ------------    ------------

         Net income (loss)
           per common share                     $      (0.15)   $      (0.05)   $      (0.24)   $       0.02    $      (0.30)
                                                ============    ============    ============    ============    ============
Weighted average common
  shares                                          11,713,568      13,576,265      15,335,268      15,723,188      20,097,380
                                                ============    ============    ============    ============    ============






The accompanying notes are an integral part of these statements.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                      Three years ended December 31, 1995
              and nine months ended September 30, 1996 (unaudited)





                                                                                 Additional      Accumulated
                                                   Preferred       Common         paid-in        deficit from     Treasury
                                                     Stock         Stock          capital        May 1, 1989       Stock
                                                ------------    ------------    ------------    ------------    ------------
Balance at January 1, 1993                      $      1,978    $     10,650    $  9,297,148    $ (7,569,052)   $     (2,522)

  Exercise of stock options
    and warrants                                        --               691         690,337            --              --
  Conversion of preferred
    stock into common stock                             (368)            482          13,619         (13,733)           --
  Issuance of common stock                              --               991       2,856,485            --              --
  Additions to treasury stock                           --               (11)           (292)           --              --
  Preferred dividends                                   --              --              --           (69,975)           --
  Net loss                                              --              --              --        (1,548,099)           --
                                                ------------    ------------    ------------    ------------    ------------



Balance at December 31, 1993                           1,610          12,803      12,857,297      (9,200,859)         (2,522)

  Exercise of stock options                             --               738         763,141            --              --
  Conversion of preferred
    stock into common stock                              (44)            277          43,686         (43,919)           --
  Issuance of preferred stock
    upon conversion of debt                               56            --           558,874            --              --
  Issuance of common stock                              --                 7           4,071            --              --
  Net loss                                              --              --              --          (483,364)           --
                                                ------------    ------------    ------------    ------------    ------------


Balance at December 31, 1994                           1,622          13,825      14,227,069      (9,728,142)         (2,522)

  Exercise of stock options and
    warrants                                            --               418         525,914            --              --
  Conversion of preferred
    stock into common stock                               (4)             24           7,200          (7,220)           --
  Issuance of common stock, net
    of expenses                                         --             2,685       6,314,779            --              --
  Issuance of preferred stock, net
    of expenses, and conversion
    of Series E to Series F                            1,119            --        11,071,674            --              --
  Preferred dividends                                   --              --              --          (187,288)           --
  Net loss                                              --              --              --        (3,053,504)           --
                                                ------------    ------------    ------------    ------------    ------------

Balance at December 31, 1995                           2,737          16,952      32,146,636     (12,976,154)         (2,522)





The accompanying notes are an integral part of this statement.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES
    SUPPLEMENTAL CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (continued)
                      Three years ended December 31, 1995
              and nine months ended September 30, 1996 (unaudited)



                                                                           Additional   Accumulated
                                            Preferred         Common        paid-in     deficit from      Treasury
                                              Stock           Stock          capital     May 1, 1989        Stock
                                           ------------    ------------   ------------   ------------    ------------
Balance at December 31, 1995               $      2,737    $     16,952   $ 32,146,636   $(12,976,154)   $     (2,522)

  Exercise of stock options and
    warrants (unaudited)                           --               675      1,208,777           --              --
  Issuance of common stock in
    connection with business
    combination (unaudited)                        --             2,800     10,497,204           --              --
  Conversion of preferred
    stock into common stock
    (unaudited)                                     (12)            102         32,237        (32,327)           --
  Preferred dividend adjustment                    --              --             --               (5)           --
  Net loss (unaudited)                             --              --             --       (5,166,699)           --
                                           ------------    ------------   ------------   ------------    ------------


Balance at September 30, 1996
  (unaudited)                              $      2,725    $     20,529   $ 43,884,854   $(18,175,185)   $     (2,522)
                                           ============    ============   ============   ============    ============







The accompanying notes are an integral part of this statement.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                     Nine months ended
                                                          Year ended December 31,                      September 30,
                                                --------------------------------------------    ----------------------------
                                                    1993            1994            1995            1995            1996
                                                ------------    ------------    ------------    ------------    ------------
                                                                                                         (unaudited)
Cash flows from operating activities
    Cash received from customers                $ 49,226,570    $ 71,432,918    $ 72,103,864    $ 51,499,662    $ 75,763,864
    Interest received                                  9,213           8,121          83,227          24,959          39,777
    Cash paid to suppliers and
      employees                                  (55,026,478)    (69,551,595)    (73,638,371)    (52,359,691)    (77,067,044)
    Interest paid                                   (162,078)       (425,137)       (259,919)       (233,651)       (394,027)
    Cash paid for income taxes                          --           (20,105)         (3,340)         (3,340)         (2,245)
                                                ------------    ------------    ------------    ------------    ------------


      Net cash provided by (used in)
         operating activities                     (5,952,773)      1,444,202      (1,714,539)     (1,072,061)     (1,659,675)

Cash flows from investing activities
    Redemptions of certificates of
      deposit                                        140,000            --              --              --              --
    Purchases of furniture, equipment
      and data processing systems                   (439,874)       (990,934)       (589,419)       (575,927)       (680,355)
    Notes receivable - director/
      shareholder                                       --           (11,500)         (3,000)         (3,000)           --
    Notes receivable - employees                        --              --              --              --           (11,400)
    Notes receivable - agents                           --          (206,995)        (23,115)        (20,000)        (20,000)
    Payments on director/shareholder
      notes receivable                               273,969            --              --              --            14,500
    Payments on agents notes receivable                 --             5,838          70,900          74,864             752
    Customer base acquisitions                          --              --        (1,553,238)     (1,552,208)           --
    Business acquisitions, net of cash
      acquired                                          --              --        (4,692,153)     (4,664,086)     (4,085,093)
    Acquisitions of other assets                    (308,990)       (123,528)           --              --          (372,921)
                                                ------------    ------------    ------------    ------------    ------------


      Net cash used in investing
         activities                                 (334,895)     (1,327,119)     (6,790,025)     (6,740,357)     (5,154,517)




The accompanying notes are an integral part of these statements.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES
         SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)


                                                                                                   Nine months ended
                                                      Year ended December 31,                         September 30,
                                             --------------------------------------------    ----------------------------
                                                1993            1994            1995            1995            1996
                                             ------------    ------------    ------------    ------------    ------------
                                                                                                     (unaudited)
Cash flows from financing activities
    Proceeds from issuance of common
      stock, net of offering costs              2,806,236            --         6,317,464       6,400,019            --
    Proceeds from issuance of preferred
      stock, net of offering costs                   --              --        11,072,793       9,520,655            --
    Proceeds from sale of stock to officer           --           297,000            --              --              --
    Proceeds from distribution of stock
      to director                                    --             4,078            --              --              --
    Proceeds from note payable to
      stockholder                                 500,000            --              --              --              --
    Payment on note payable from
      stockholder                                (300,000)           --              --              --              --
    Proceeds from notes payable to
      bank and finance company                  4,450,537       3,450,000       6,143,950       4,130,000       9,965,604
    Payments on notes payable to bank
      and finance company                      (1,029,606)     (4,317,828)     (8,686,625)     (4,128,359)     (8,785,000)
    Payments on note payable to vendor               --              --              --              --        (1,494,033)
    Payments on capital lease obligation          (28,425)        (16,584)           --              --              --
    Preferred stock dividends                     (69,975)           --          (187,288)           --              --
    Proceeds from exercise of stock
      options and warrants                        691,028         466,880         526,332         374,171       1,209,453
                                             ------------    ------------    ------------    ------------    ------------

      Net cash provided by (used in)
         financing activities                   7,019,795        (116,454)     15,186,626      16,296,486         896,024
                                             ------------    ------------    ------------    ------------    ------------

      NET INCREASE (DECREASE)
         IN CASH                                  732,127             629       6,682,062       8,484,068      (5,918,168)

Cash and cash equivalents at beginning
  of period                                       883,185       1,615,312       1,615,941       1,615,941       8,298,003
                                             ------------    ------------    ------------    ------------    ------------


Cash and cash equivalents at end
  of period                                  $  1,615,312    $  1,615,941    $  8,298,003    $ 10,100,009    $  2,379,835
                                             ============    ============    ============    ============    ============






The accompanying notes are an integral part of these statements.

                    PHOENIX NETWORK, INC. AND SUBSIDIARIES

                                                                                                         Nine months ended
                                                          Year ended December 31,                           September 30,
                                                  --------------------------------------------    ----------------------------
                                                     1993            1994            1995            1995            1996
                                                  ------------    ------------    ------------    ------------    ------------
                                                                                                           (unaudited)
Reconciliation of net income (loss) to net
  cash provided by (used in) operating
  activities:
    Net income (loss)                             $ (1,548,099)   $   (483,364)   $ (3,053,504)   $     15,339    $ (5,166,699)

    Adjustments to reconcile net income
      (loss) to net cash provided by (used
      in) operating activities:
         Cumulative effect of change in
            amortization of deferred
            commissions                                   --           123,224            --              --              --
         Provision for doubtful accounts             2,201,105       2,440,369       2,689,250       1,508,251       1,731,429
         Deferred taxes                               (500,000)           --           500,000            --              --
         Abandonment of fixed assets                      --              --         1,019,648            --              --
         Depreciation and amortization                 538,446         678,038       1,125,563         673,528       3,240,167
         Changes in assets and liabilities
               Accounts receivable                  (4,678,758)     (2,971,890)     (3,751,105)     (4,322,777)     (4,010,313)
               Deferred commissions                 (2,435,029)        713,839      (1,467,519)         17,755         893,320
               Other current assets                        882         104,449        (163,740)         35,496           7,146
               Other assets                            (36,707)        (11,494)            511        (932,369)       (215,693)
               Accounts payable and
                  accrued liabilities                  505,387         851,031       1,386,357       1,932,716       1,860,968
                                                  ------------    ------------    ------------    ------------    ------------


         Net cash provided by (used in)
            operating activities                  $ (5,952,773)   $  1,444,202    $ (1,714,539)   $ (1,072,061)   $ (1,659,675)
                                                  ============    ============    ============    ============    ============



    Non-cash financing and investing activities                                                                              :

  Conversion of preferred stock
    into common stock                             $     14,101    $     43,963    $       --      $     12,436    $     32,330

  Conversion of note payable to
    stockholder, including accrued
    interest, into preferred stock                        --           558,930            --              --              --
  Noncash components of consideration
    issued in connection with business
    combination:
      Common stock                                        --              --              --              --        10,500,000
      Note payable to stockholder                         --              --              --              --         1,314,056
      Assumption of net liabilities                       --              --              --              --         1,606,976
Purchase of data processing system and
    issuance of a note payable                            --              --              --              --         1,403,181




The accompanying notes are an integral part of these statements.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE A - BASIS OF PRESENTATION

       The supplemental consolidated financial statements of Phoenix Network, Inc. and subsidiaries ("Phoenix" or the "Company") have been prepared to give retroactive effect to the merger with Americonnect, Inc. on October 8, 1996. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation, however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.



NOTE B - DESCRIPTION OF COMPANY AND SUMMARY OF ACCOUNTING POLICIES

       Phoenix was a switchless reseller of long distance telecommunication services designed primarily for small to medium sized commercial accounts located throughout the United States. The Company also resells services to individuals. Effective January 1, 1996, as a result of the acquisition of Automated Communications, Inc. ("ACI"), the Company became a facilities based reseller (see note C). The Company provides its customers with long distance services utilizing the networks of facilities-based carriers, such as American Telephone & Telegraph Company, MCI Telecommunications Corporation, Sprint Communications, L.P., ALC Communications Corporation, WorldCom, Inc. (formerly Wiltel, Inc.) and others, who handle the actual call transmission services. The carriers bill Phoenix at contractual rates for the combined usage of Phoenix's customers utilizing their network. Phoenix then bills its customers individually at rates established by Phoenix.

       The following is a summary of the Company's significant accounting policies applied in the preparation of the accompanying consolidated financial statements.

       o      Principles of Consolidation

              The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions are eliminated in consolidation.

       o      Revenue Recognition

              Revenue is recognized in the month in which the Company's customers complete the telephone call.

       o      Cash and Cash Equivalents

              The Company considers demand deposits, certificates of deposit and United States Treasury bills purchased with a maturity of three months or less as cash and cash equivalents. The carrying amount approximates fair value because of the short maturity of these instruments.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE B - DESCRIPTION OF COMPANY AND SUMMARY OF ACCOUNTING POLICIES (continued)

       o      Deferred Commissions

              Deferred commissions consist of direct commissions paid on a one time basis to third parties upon the acquisition of new customers. Such charges were amortized on a straight line basis over twelve to twenty-four months, based on the future anticipated benefit, beginning with the month following the month the customer's service is activated. Effective January 1, 1994, the Company changed its method for amortizing deferred commissions to the sum of the years digits method and changed the period benefitted to a four year period (see note D).

       o      Furniture, Equipment and Data Processing Systems

              Depreciation of fixed assets is provided over their estimated service lives, generally five years, utilizing the straight-line method.

       o      Customer Acquisition Costs

              Customer acquisition costs represent the value of an acquired billing base of customers and are amortized using the sum of the years digits and straight-line methods over a four year period.

       o      Goodwill

              Goodwill represents the excess of cost over the fair value of net assets acquired and is being amortized by the straight-line method over 20 years.

       o      Use of Estimates

              In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the period. Significant estimates made by management include the allowance for doubtful accounts, estimated carrier credits, and the amortization periods related to acquired customers and goodwill. Actual results could differ from those estimates.

       o      Income Taxes

              Deferred income taxes are recognized for tax consequences of temporary differences by applying current tax rates to differences between the financial reporting and the tax basis of existing assets and liabilities. Deferred tax assets in 1994 arose primarily from net operating loss carryforwards.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE B - DESCRIPTION OF COMPANY AND SUMMARY OF ACCOUNTING POLICIES (continued)

       o      Interim Financial Statements

              The accompanying unaudited supplemental financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulations S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year.



NOTE C - ACQUISITIONS

       In August of 1995, the Company acquired in purchase transactions, the customer bases and substantially all of the assets and liabilities of Tele-Trend Communications, LLC ("Tele-Trend"), a Denver based switchless reseller, and Bright Telecom L.P. ("Bright"), an international call-back provider, for $4,369,317 and $356,388, respectively.
       The operations of Tele-Trend and Bright are included from August 1, 1995.

       Additionally, during 1995, the Company acquired three customer bases at a cost of $2,078,238. At December 31, 1995, accounts payable includes $525,000 due for the purchase of one of the customer bases. The Company may be required to make additional payments of up to $375,000, depending upon the future performance of one of the bases.

       In January 1996, the Company acquired Automated Communications, Inc. ("ACI"), a Golden, Colorado facilities-based long distance phone service carrier operating state-of-the-art switching centers in Colorado Springs, Minneapolis and Phoenix. Consideration for the acquisition was in the form of $4,086,693 in cash, 2,800,000 shares of the Company's common stock valued at approximately $10,500,000, a long term note of $1,314,056 bearing interest at 9%, and the assumption of net liabilities of $1,606,976. The Company's consolidated results of operations include ACI from January 1, 1996, the effective date of the purchase transaction. The excess of the purchase price over the fair market value of the assets and liabilities acquired has been allocated to customer acquisition costs ($1,950,000) and to goodwill ($15,557,725). Customer acquisition costs are amortized over 4 years using the sum-of-the-years-digits method and goodwill is amortized on a straight line basis over 20 years.

       The following unaudited condensed pro forma information presents the results of operation of the Company as if the acquisition of ACI and Tele-Trend had occurred on January 1, 1995.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE C - ACQUISITIONS (continued)

                                      Year ended      Nine months ended
                                   December 31, 1995  September 30, 1995
                                   -----------------  ------------------
Revenue                              $ 104,727,000    $  79,931,000
Net income (loss)                       (4,428,000)         527,000
Net income (loss) attributable
   to common shares                     (5,603,000)        (336,000)
Net income (loss) per common share   $       (0.31)   $       (0.02)

Weighted average number of shares
   outstanding                          17,905,000       18,523,000



NOTE D - ACCOUNTING CHANGES AND OTHER MATTERS

  Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statements and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will more likely than not be realized. There was no cumulative effect of adopting SFAS No. 109. For the year ended December 31, 1993, the effect of adopting SFAS No. 109 was to reduce the net loss and net loss attributable to common shares by $500,000 ($0.04 per common share).

  During 1993, one of the Company's service providers underbilled the Company for usage of long distance services by approximately $330,000. The vendor stated they would not bill the Company for this amount. Without this underbilling the Company's 1993 net loss and net loss attributable to common shares would have increased by $330,000 ($0.03 per common share).

  Effective January 1, 1994, the Company changed its method of accounting for deferred commissions from the straight-line basis to the sum of the years digits method. Additionally, the Company changed their estimate of the period benefitted from two years to four years. Management believes that these changes more accurately match expense with the revenues generated by the customer base. The cumulative effect of the change in accounting method was to increase accumulated amortization at January 1, 1994 by approximately $123,000. The pro forma effect of the change in method on periods prior to 1994 is not material. The effect of both changes was to reduce the 1994 amortization expense and loss before cumulative effect of change in accounting by approximately $242,000 ($0.02 per common share).

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE E - NOTES RECEIVABLE - AGENTS

  The Company conducts a portion of its business through agents. Some of these agents have borrowed from the Company in order to obtain necessary capital to expand their operations. These borrowings are represented by short term promissory notes. The terms of the notes permit the company to withhold the monthly payments from commissions due the agents, if necessary. The interest rate for all the notes is 2 1/2% over prime. At December 31, 1994, a reserve of $100,000 was established against amounts due from a specific agent. During 1995, the Company and this agent became involved in litigation, and it was determined that no recovery on the amounts would be made. As a result, the remaining receivable of $398,061 due from this Agent was written off. The company has negotiated a mutual release of all claims with this specific agent. The Company received a credit in the amount of $300,000 in the second quarter of 1996 as a partial recovery of the amounts previously written off.



NOTE F - FURNITURE, EQUIPMENT AND DATA PROCESSING SYSTEMS

  Furniture, equipment and data processing systems consist of the following:

                                                                  December 31,
                                                         ----------------------------
                                                            1994              1995
                                                         ----------        ----------
     Data processing systems                             $1,078,581        $1,404,833
     Billing system software                                830,507                --
     Furniture and fixtures                                 357,838           331,094
     Other equipment                                        280,339           501,335
                                                         ----------        ----------
                                                          2,547,265         2,237,262
     Less accumulated depreciation                         (992,166)       (1,350,597)
                                                         ----------        ----------
                                                         $1,555,099        $  886,665
                                                         ==========        ==========

  The loss on abandonment of assets in 1995 primarily relates to a write-off of software development costs. Management decided to minimize the risk of development and to have access to a new system on a more timely basis and, accordingly, has decided to license an existing billing system from a vendor. The Company expects to spend up to $3,000,000 to license the system and to acquire the necessary enhancements and hardware to operate it.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE G - NOTES PAYABLE TO FINANCE COMPANY AND BANK

  In September 1995, the Company renewed its Loan and Security Agreement (the "Agreement") with a finance company to make available to the Company a line of credit of up to $10,000,000. The Company may borrow up to the lesser of $10,000,000 or its borrowing base, which is defined as a percentage of its eligible receivables. The term of the Agreement is three years, expiring October 1998, with automatic renewal options. There are penalties for early termination by the Company. Borrowings bear interest at 1.75% over the "reference rate", as defined. In connection with the renewal, fees and transaction costs of $80,972 were incurred, which are being amortized on a straight-line basis over three years. The loan is collateralized by the Company's accounts receivable, equipment, general intangibles and other personal property assets. Among other provisions, the Company must maintain certain minimum financial covenants, is prohibited from paying dividends without the approval of the finance company, and is subject to limits on capital expenditures.

  At December 31, 1995, $10,428 was outstanding under the line and the interest rate was 10.25%. The Company has a letter of credit totalling $500,000 outstanding for the benefit of a vendor to secure payments under the contract terms. The amount of the letter of credit reduces the amount available on the line of credit.

  Average daily outstanding borrowing for the year ended December 31, 1995 on the $10,000,000 line of credit was $1,426,014 at a weighted average interest rate of 11.52%. The highest month-end balance outstanding for the year ended December 31, 1995 was $3,119,733.

  The Company also assumed a $100,000 line of credit with a commercial bank in conjunction with the acquisition of Tele- Trend. The line of credit bears interest at a rate of the bank's prime rate plus 2.5%. Outstanding borrowings at December 31, 1995 were $31,040 and the interest rate was 11%. This line was paid off and expired in February 1996.

  On June 8, 1995, the Company's subsidiary, Americonnect, Inc., entered into a revolving credit facility which allows for maximum borrowings by the Company of the lesser of $1,000,000 or 50% of eligible (less than 61 days old) receivables. Interest is payable monthly at the bank's prime rate (8.5% at December 31, 1995) plus 1%. Under the terms of the credit facility, Americonnect is required to meet certain financial covenants. The line is secured by all of Americonnect's accounts receivable. During 1995, Americonnect had used this facility for short term borrowings, but had no outstanding borrowings at year end. This revolving credit facility was renewed on June 1, 1996 (to expire October 1, 1996). Interest is payable monthly at the bank's prime rate (8.25% at September 30, 1996) plus 2%.

  In accordance with the terms of the credit facility, the Company purchased a term life insurance policy on the subsidiary's President with a face amount of $1,750,000 during the year ended December 31, 1994.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE H - LEASES

  The Company has operating leases for office space and equipment which expire on various dates through 2000, and which require that the Company pay certain maintenance, insurance and other operating expenses. Rent expense for the years ended December 31, 1993, 1994 and 1995, was $543,745, $856,797 and
  $1,028,462, respectively.

  Future minimum lease payments for years ending December 31, are as follows:

             1996                                                    $1,217,787
             1997                                                     1,011,370
             1998                                                       669,557
             1999                                                       594,942
             2000                                                       190,735
                                                                     ----------
             Total                                                   $3,684,391
                                                                     ==========



NOTE I - COMMITMENTS AND CONTINGENCIES

  The Company has contracts with its major vendors to provide telecommunications services to its customers. The agreements cover the pricing of the services and are for periods of two to four years. Among other provisions, the agreements contain minimum usage requirements which must be met to receive the contractual price and to avoid shortfall penalties. At December 31, 1995, a shortfall of approximately $719,545 was accumulated under a contract with Sprint. At December 31, 1995 the Company was in compliance with all other contractual requirements. Total future minimum usage commitments at December 31, 1995 are as follows:

           Year ending
           December 31,                                         Commitment
           ------------                                         ----------
              1996                                              $57,500,000
              1997                                               36,300,000
              1998                                                  950,000


              Total                                             $94,750,000

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE J - CAPITAL STOCK

      Preferred Stock

  The Company's certificate of incorporation authorizes the issuance of up to 5,000,000 shares of $.001 par value preferred stock. At December 31, 1995, the Company's authorized preferred stock is allocated as follows:

                                                             Authorized      Issued and
                                                               Shares        Outstanding
                                                             ---------        ---------
     Reserved shares:
       Series A                                                300,000          101,750
       Series B                                                200,000          126,250
       Series C                                              1,000,000        1,000,000
       Series D                                                666,666          333,333
       Series F                                              1,200,000        1,176,056
     Undesignated shares                                     1,633,334               --
                                                             ---------        ---------

     Total                                                   5,000,000        2,737,389
                                                             =========        =========


  In September 1990, the Company issued 155,500 shares of its Series A Preferred Stock ("Series A") at $10 per share. The shares are entitled to 9% cumulative dividends, voting rights and are convertible into common stock subject to certain anti-dilution provisions. In connection with the offering the Company also issued a warrant for 62,200 shares of common stock with an exercise price of $2.50 per share to an investment banking firm, controlled by an individual, who was subsequently elected to the Company's Board of Directors. The warrant expires in February 1997. Net proceeds to the Company, after offering costs of $116,054, were $1,438,987. During 1994, 16,000 shares of Series A were converted into 70,996 shares of common stock. During 1995, 3,000 shares of Series A were converted into 14,449 shares of common stock. At December 31, 1995, the outstanding Series A shares were convertible into 420,431 shares of common stock.

  In December 1991, the Company issued 95,000 shares of its Series B Preferred Stock ("Series B") at $10 per share. The shares are entitled to 9% cumulative dividends, voting rights and are convertible into shares of common stock subject to certain anti-dilution provisions. Net proceeds to the Company after offering costs of $46,209, were $903,790. In 1992 the Company completed the sale of an additional 60,500 shares of the Series B shares at $10 per share on the same terms. Net proceeds to the Company from the sales in January and February 1992 were $588,075, after offering costs of $16,925. In connection with the offering, the Company issued a warrant to an investment banking firm, controlled by one of the Company's directors, for 69,750 shares of common stock with an exercise price of $2.00 per share. The warrant expires in February 1997. Of the total offering costs, the investment banking firm, controlled by one of the Company's directors, received approximately $56,000. During 1995, 1,250 shares of Series B were converted into 9,749 shares of common stock. At December 31, 1995, the outstanding Series B shares are convertible into 841,709 shares of common stock.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE J - CAPITAL STOCK (continued)

  In November 1992, the Company issued 1,000,000 shares of its Series C Preferred Stock ("Series C") to one of its major vendors as collateral for amounts due the vendor for services provided. If the Company defaults on amounts owed the vendor, the vendor would have the right to convert its preferred shares into the number of common shares, on a two for one basis, that would have a market value equal to three times the vendor's most recent invoice to the Company less $1,500,000. The Series C has a 4% non-cumulative dividend preference over common stock; however, such dividends shall only be paid following payment of dividends on other previously issued series of preferred stock, and then only at the discretion of the Company's board of directors. The preferred has no voting rights.

  In December 1992, the Company issued 666,666 shares of its Series D Preferred Stock at $1.50 per share. The shares are entitled to 6% non-cumulative dividends, when and if declared by the Board of Directors and only after payment of dividends on previously issued series of preferred stock. These shares are non-voting and are convertible into common stock subject to certain anti-dilution provisions. In connection with the offering, the Company issued a warrant to an investment banking firm, controlled by one of the Company's directors, for 22,000 shares of common stock with an exercise price of $1.50 per share. The warrant expires in December 1997. Net proceeds to the Company, after offering costs of $48,717 were $951,283. Approximately $45,000 of the offering costs were paid to an investment banking firm controlled by one of the Company's directors. In 1993, 333,333 Series D Preferred shares were converted into common shares on a one for one basis. At December 31, 1995, the outstanding Series D Preferred shares are convertible into 333,333 shares of common stock.

  In September 1994, the Company issued 55,893 shares of Series E Preferred Stock at $10 per share under an agreement to convert the note payable to stockholder, with a principle balance of $500,000 and accrued interest of $58,930. In connection with the issuance of the stock, the Company issued the stockholder a five year warrant for 100,000 shares of the Company's common stock which was canceled when the Series E shares were converted to Series F Preferred Stock (see below).

  During the period July 1995 through October 1995, the Company raised approximately $11,024,207, net of offering costs of $129,963, through a private placement of 1,115,417 shares of its Series F Preferred Stock at $10 per share. Additionally, the holder of the Company's Series E Preferred Stock exchanged their Series E shares, plus accumulated and unpaid dividends of $47,467, for 60,639 shares of Series F Preferred Stock. The Series F shares are entitled to 9% cumulative dividends, voting rights, demand registration rights for the underlying common shares after six months and are convertible initially into 4,704,224 shares of common stock, subject to anti-dilution provisions. The holders of the Series F also received warrants for the purchase of 470,422 shares of common stock with an exercise price of $3.00 per share which expire in October 2000. The Series F shareholders have the right to place two directors on the Company's board (the "Series F Directors") and the Company is subject to certain covenants requiring it to obtain the consent of the Series F Directors for certain transactions including mergers, acquisitions and incurring additional indebtedness in excess of $20,000,000. At December 31, 1995, the outstanding Series F Preferred shares are convertible into 4,704,224 shares of common stock.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE J - CAPITAL STOCK (continued)

  The common shares reserved for issuance upon the conversion of Series A, B, C and D Preferred Stock have been registered for resale with the Securities and Exchange Commission.

  At December 31, 1995, the Company had cumulative, unpaid dividends on Series A, B and F Preferred Stock of $259,922 ($2.55 per share), $322,508 ($2.55 per share) and $208,790 ($.18 per share), respectively.

  Common Stock

  In July 1993, the Company completed a private placement of 793,331 shares of its common stock for cash at $3.75 per share. Net proceeds to the Company after offering costs of $168,755 were $2,806,236. A five-year warrant to purchase 53,333 shares of the Company's common stock at $3.75 per share was issued to a third party in connection with the placement.

  In 1993, the Company's subsidiary, Americonnect, issued 198,220 shares of common stock to Directors with respect to service on its Board of Directors.

  In 1994, the President of the Company's subsidiary, Americonnect, exercised an option to purchase 324,360 shares of common stock at $0.92 per share. The option had been granted in 1993 in connection with the subsidiary's revolving credit agreement.

  In May 1995, the Company closed a private placement of its common stock which raised $727,519, net of offering costs of $119,481. The Company sold 385,000 units, at $2.20 per unit, in an off-shore financing pursuant to Regulation S under the Securities Act of 1933. A unit consists of one share of common stock and a five year warrant for one-half share of common stock. Two warrants can be exercised to purchase one share of common stock at $2.20 per share. In connection with the transaction, the placement agent was issued a five year warrant to purchase 38,500 units at $2.42 per unit. The Company closed another private placement of its common stock under Regulation S in September 1995. In this transaction, the Company sold 2,300,000 shares of common stock for $2.75 per share. Proceeds to the Company, net of offering costs of $735,055 were $5,589,945.

  Stock Options and Warrants

  In 1987, the Company granted certain directors stock options to purchase up to 900,000 shares of common stock at a price of $0.10 per share, expiring no earlier than ten (10) years from the grant date. At December 31, 1995, options for 500,000 shares remain outstanding.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE J - CAPITAL STOCK (continued)

  The Company's 1989 Stock Option Plan authorizes the grant of incentive stock options or supplemental stock options for up to 5,000,000 shares of common stock. The exercise price of each incentive stock option shall be not less than 100% of the fair market value of the stock on the date the option is granted. The exercise price of each supplemental stock option shall be not less than eighty-five percent (85%) of the fair market value of the stock on the date the option is granted.

  In November 1992, the Board of Directors approved the 1992 Non-Employee Directors' Stock Option Plan. Under the plan, 480,000 shares of common stock have been reserved for issuance to non-employee directors of the Company. Options are granted annually based upon length of service at fair market value at date of grant.

  The Company's subsidiary, Americonnect, had two stock option plans. All options have been converted into options for Company common stock and are included in the following summary. The options were granted at prices from $0.08 to $2.06 per share of Company common stock.

  Common shares under the Company's option plans are summarized below:

                                          Number          Price
                                        of shares       per share
                                        ---------    --------------
Outstanding at January 1, 1993          2,024,799    $0.10 to $3.12
Exercised                                (390,562)   $1.00 to $5.94
Granted                                 2,252,684    $0.08 to $5.94
Canceled                               (1,433,429)   $1.00 to $5.94
                                       ----------

Outstanding at December 31, 1993        2,453,492    $0.08 to $5.94
Exercised                                (412,876)   $0.08 to $5.63
Granted                                 1,125,433    $2.06 to $6.38
Canceled                                 (505,984)   $0.08 to $6.88
                                       ----------

Outstanding at December 31, 1994        2,660,065    $0.08 to $6.88
Exercised                                (382,851)   $0.08 to $3.94
Granted                                   898,414    $0.71 to $6.38
Canceled                                 (156,458)   $0.08 to $6.88
                                       ----------

Outstanding at December 31, 1995        3,019,170    $0.08 to $6.38
                                       ==========
Exercisable at December 31, 1994        1,244,797    $0.08 to $6.88
                                       ==========
Exercisable at December 31, 1995        1,797,977    $0.08 to $6.38
                                       ==========

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE J - CAPITAL STOCK (continued)

  Common shares subject to warrants are summarized below:

                                          Number        Price
                                         of shares    per share
                                         ---------    ---------
Outstanding at January 1, 1993            453,950    $0.75 to $2.50
Exercised                                (300,000)   $         0.75
Granted                                   232,583    $3.25 to $7.00
                                        ---------
Outstanding at December 31, 1993          386,533    $1.50 to $7.00
Granted                                   125,000    $         3.25
                                        ---------
Outstanding at December 31, 1994          511,533    $1.50 to $7.00
Exercised                                 (34,675)   $         2.42
Granted                                   720,672    $2.42 to $3.00
Canceled                                 (100,000)   $         3.25
                                        ---------
Outstanding at December 31, 1995        1,097,530    $1.50 to $7.00
                                        =========

All warrants are exercisable at grant.



NOTE K - INCOME (LOSS) PER COMMON SHARE

  Income (loss) per common share is based upon the weighted average number of common and dilutive common equivalent shares outstanding. The preferred dividend requirements on preferred stock are deducted in computing income
  (loss) per common share.



NOTE L - INCOME TAXES

  As of December 31, 1995, the Company has available to offset future Federal taxable income, net operating loss carryforwards (NOL) of approximately $12,700,000 which expire in varying amounts from 2002 through 2010. Approximately $3,700,000 of the NOL's may be subject to limitations as a result of provisions of the Internal Revenue Code related to changes in ownership and utilization of losses by successor entities.

  The Company's effective income tax rate is different from the Federal statutory income tax rate because of the following factors:

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE L - INCOME TAXES (continued)

                                        Year ended December 31,
                                   -------------------------------
                                    1993         1994         1995
                                   -----          ---         ----
Federal tax rate applied to
 loss before taxes                (34.0)%      (34.0)%      (34.0)%
State income tax effect             (2.7)        (5.7)        (5.9)
Valuation allowance on
  deferred taxes                    12.5         44.4         59.5
                                   -----          ---         ----


Effective tax rate                 (24.2)%        4.7%        19.6%
                                   =====          ===         ====


  Deferred income tax assets and valuation allowance are as follows:

                                             December 31,
                                     --------------------------
                                         1994           1995
                                     -----------    -----------
Current
   Allowance for bad debts           $   661,000    $   704,000

Noncurrent
   Non-current assets                    237,000        291,000
   Net operating loss carryforward     3,614,000      4,934,000
                                     -----------    -----------
                                       3,851,000      5,225,000
                                     -----------    -----------
                                       4,512,000      5,929,000
   Valuation allowance                (4,012,000)    (5,929,000)
                                     -----------    -----------


                                     $   500,000    $      --
                                     ===========    ===========

  In 1993, the Company's subsidiary, Americonnect, Inc., reduced its valuation allowance by $500,000 due to changes in circumstances subsequent to adoption of SFAS No. 109 (see note D). The changes in circumstances related to increased cash flows, increased profitability and anticipated continued increases. Due to operating losses in 1995, Americonnect is no longer able to determine it would more likely than not realize the deferred asset. As a result of this change in estimate, the valuation allowance was increased by $500,000.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE L - INCOME TAXES (continued)

  The components of income tax benefit (expense) related to loss before cumulative effect of accounting change are as follows:

                             Year ended December 31,
                       -----------------------------------
                          1993         1994         1995
                       ---------    ---------    ---------
Current                $  (6,100)   $ (16,405)          $-
Deferred                 500,000         --       (500,000)
                       ---------    ---------    ---------

                       $ 493,900    $ (16,405)   $(500,000)
                       =========    =========    =========


  The increase in the valuation allowance was approximately $1,990,000, $548,000 and $1,917,000 for the years ended December 31, 1993, 1994 and 1995, respectively.



NOTE M - TRANSACTION WITH BSN TELECOM COMPANY

  On September 29, 1992, the Company and BSN Telecom Company ("BSN") entered into an agreement (the "Agreement"), effective as of September 1, 1992, whereby BSN agreed to transfer its rights to its long distance telecommunications rebilling account base to the Company in exchange for 1,133,333 shares of the Company's common stock. Under the Agreement, BSN received certain demand registration rights with respect to the shares which were exercised in 1993 and gave the Board of Directors of Phoenix an irrevocable proxy to vote all of the shares at all meetings of Phoenix's stockholders. The proxy expired on November 30, 1993.

  In connection with the transaction with BSN, CONCORD Services, Inc. ("Concord"), an affiliate of BSN, and Proactive Partners, L.P., an affiliate of Phoenix, each purchased $500,000 of Series D Preferred Stock (see note J). Additionally, Concord agreed to provide services to Phoenix in negotiating future acquisitions and purchases of both switched and switchless long distance companies under an exclusive agency agreement which expired on December 31, 1993.

  The Company has recorded the issuance of the 1,133,333 shares in exchange for a customer base valued at $578,333 and other assets of $45,000.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE N - EMPLOYEE BENEFIT PLANS

  On June 1, 1993, the Company established a 401(k) tax savings plan for all employees. Employer and participant contributions to the plan become fully vested and nonforfeitable. The plan is a defined contribution plan covering all of its employees. Under this plan, employees with a minimum of one year of qualified service can elect to participate by contributing a minimum of 1 percent of their gross earnings up to a maximum of 20 percent.

  For those eligible plan participants, the Company will contribute an amount equal to 100 percent of each participant's personal contribution up to an annual maximum of $1,000. The Company's contributions to the 401(k) plan for the year ending December 31, 1993, 1994 and 1995 were approximately $14,000, $23,000 and $59,000 respectively.




NOTE O - NEW PRONOUNCEMENTS

  o  Stock-Based Compensation

     The Company has not elected early adoption of Financial Accounting Standard No. 123 ("FAS 123"), Accounting for Stock-Based Compensation. FAS 123 becomes effective beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company will continue to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees, and will provide pro forma disclosures of net income and earnings per share as if the fair value method prescribed by FAS 123 had been applied in measuring compensation expense. For options granted to non-employees after December 15, 1995, the Company will be required to apply the fair value method prescribed by FAS 123. The Company has not determined the effect of adopting FAS 123 on the consolidated financial position or operating results.

  o  Other Recent Pronouncements

     In 1995, Financial Accounting Standards No. 121 ("FAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, was issued and is effective for fiscal years commencing after December 15, 1995. FAS 121 is not expected to have a material effect on the Company's consolidated financial position or operating results.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE P - FOURTH QUARTER ADJUSTMENTS

  During the fourth quarter of 1995, the Company recorded adjustments of approximately $940,000 relating primarily to receivables and the deferred tax asset.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


                                     ASSETS
                                                                                          December 31,            September 30,
                                                                                      1994            1995            1996
                                                                                  ------------    ------------    ------------
                                                                                                                   (unaudited)
Current assets
 Cash and cash equivalents (restricted - $326,431 in 1994
     and $225,356 in 1995 and 1996)                                               $  1,209,999    $  8,004,511    $  2,092,423
 Accounts receivable, net of allowance for doubtful accounts of
     $1,164,000 in 1994, $1,288,000 in 1995, and $1,917,000 in 1996                  8,825,944      11,763,520      16,732,195
 Deferred commissions                                                                  808,740       1,522,738       1,293,220
 Other current assets                                                                  209,340         304,920         591,290
                                                                                  ------------    ------------    ------------

         Total current assets                                                       11,054,023      21,595,689      20,709,128
Furniture, equipment and data processing systems - at cost,
 less accumulated depreciation of $837,990 in 1994,
 $1,119,729 in 1995 and $7,457,608 in 1996                                           1,430,467         743,463       4,311,465
Deferred commissions                                                                   789,726       1,454,483         862,147
Customer acquisition costs, less accumulated amortization of
 $431,525 in 1994, $1,005,262 in 1995, and $2,491,976 in 1996                          203,483       2,447,619       3,288,828
Goodwill, less accumulated amortization of $82,961 in 1995 and
 $882,040 in 1996                                                                         --         3,903,109      18,547,493
Other assets                                                                           312,155         223,520         832,040
                                                                                  ------------    ------------    ------------

                                                                                  $ 13,789,854    $ 30,367,883    $ 48,551,101
                                                                                  ============    ============    ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
 Notes payable to finance companies and bank                                      $  2,553,103    $     41,468    $  1,222,071
 Note payable to stockholder                                                              --              --           131,406
 Note payable to vendor                                                                   --              --         2,071,005
 Accounts payable and accrued liabilities                                            8,204,118      10,901,725      16,866,078
                                                                                  ------------    ------------    ------------
         Total current liabilities                                                  10,757,221      10,943,193      20,290,560

Note payable -- stockholder and other                                                     --              --         2,122,318
Stockholders' equity
 Preferred stock - $.001 par value, authorized 5,000,000 shares, issued and outstanding 1,621,476 in 1994, 2,737,389 in 1995, and 2,725,014 in 1996, liquidation preference aggregating
     $3,779,371 and $15,332,780 at December 31, 1994 and 1995, and
     $16,273,115 at September 30, 1996                                                   1,622           2,737           2,725
 Common stock - $.001 par value, authorized 50,000,000 shares, issued
     11,360,245 in 1994, 14,459,658 in 1995, and 18,030,123 in 1996                     11,360          14,460          18,030
 Additional paid-in capital                                                         10,525,800      28,443,144      40,176,750
 Accumulated deficit from May 1, 1989                                               (7,503,627)     (9,033,129)
                                                                                                                   (14,056,760)
 Treasury stock - 1,300 shares at cost                                                  (2,522)         (2,522)
                                                                                  ------------    ------------    ------------
                                                                                                                        (2,522)

                                                                                     3,032,633      19,424,690      26,138,223
                                                                                  ------------    ------------    ------------

                                                                                  $ 13,789,854    $ 30,367,883    $ 48,551,101
                                                                                  ============    ============    ============



The accompanying notes are an integral part of these statements.

                    PHOENIX NETWORK, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                         Nine months ended
                                              Year ended December 31,                       September 30,
                                    --------------------------------------------    ----------------------------
                                       1993            1994            1995            1995            1996
                                    ------------    ------------    ------------    ------------    ------------
                                                                                                     (unaudited)
Revenues                            $ 40,349,599    $ 57,420,484    $ 58,755,334    $ 42,691,679    $ 65,430,586
Cost of revenues                      29,260,515      40,007,052      40,376,589      29,103,710      47,066,673
                                    ------------    ------------    ------------    ------------    ------------


         Gross profit                 11,089,084      17,413,432      18,378,745      13,587,969      18,363,913

Selling, general and
  administrative expenses             13,254,772      17,161,963      17,475,954      12,245,250      18,812,869
Depreciation and amortization            482,165         634,245       1,048,870         620,142       3,178,155
Relocation expenses                         --              --              --              --           982,146

                                      13,736,937      17,796,208      18,524,824      12,865,392      22,973,170


         Operating income (loss)      (2,647,853)       (382,776)       (146,079)        722,577      (4,609,257)

Other income (expense)
  Interest income                           --              --              --            24,959          39,777
  Interest expense (net)                (147,853)       (398,944)       (169,267)       (228,281)       (421,819)
  Loss on abandonment of fixed
     assets                                 --              --        (1,019,648)           --              --
                                    ------------    ------------    ------------    ------------    ------------
                                        (147,853)       (398,944)     (1,188,915)       (203,322)       (382,042)
                                    ------------    ------------    ------------    ------------    ------------


Income (loss) before cumulative
  effect of accounting change         (2,795,706)       (781,720)     (1,334,994)        519,255      (4,991,299)

Cumulative effect of change in
  amortization of deferred
  commissions                               --          (123,224)           --              --              --
                                    ------------    ------------    ------------    ------------    ------------


         Net income (loss)          $ (2,795,706)   $   (904,944)   $ (1,334,994)   $    519,255    $ (4,991,299)
                                    ============    ============    ============    ============    ============


Net income (loss) attributable
 to common shares:
    Net income (loss)               $ (2,795,706)   $   (904,944)   $ (1,334,994)   $    519,255    $ (4,991,299)
    Preferred dividends                 (267,419)       (231,255)       (594,381)       (282,355)       (940,775)
                                    ------------    ------------    ------------    ------------    ------------


                                    $ (3,063,125)   $ (1,136,199)   $ (1,929,375)   $    236,900    $ (5,932,074)
                                    ============    ============    ============    ============    ============

Income (loss) per common share:
  Income (loss) before cumulative
    effect of accounting change     $      (0.33)   $      (0.09)   $      (0.15)   $       0.02    $      (0.34)
  Cumulative effect of
    accounting change                       --             (0.01)           --              --              --
                                    ------------    ------------    ------------    ------------    ------------


         Net income (loss) per
            common share            $      (0.33)   $      (0.10)   $      (0.15)   $       0.02    $      (0.34)
                                    ============    ============    ============    ============    ============


Weighted average common
  shares                               9,423,072      11,100,958      12,613,992      13,257,512      17,602,993
                                    ============    ============    ============    ============    ============







The accompanying notes are an integral part of these statements.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      Three years ended December 31, 1995
                                      and
                Nine months ended September 30, 1996 (unaudited)


                                                                         Additional  Accumulated
                                            Preferred       Common        paid-in    deficit from      Treasury
                                              Stock          Stock        capital     May 1, 1989        Stock
                                           -----------    -----------   -----------   -----------    -----------
Balance at January 1, 1993                 $     1,978    $     8,715   $ 5,948,824   $(3,675,350)   $    (2,522)

  Exercise of stock options
    and warrants                                  --              691       690,337          --             --
  Conversion of preferred
    stock into common stock                       (368)           482        13,619       (13,733)          --
  Issuance of common stock                        --              793     2,805,443          --             --
  Preferred dividends                             --             --            --         (69,975)          --
  Net loss                                        --             --            --      (2,795,706)          --
                                           -----------    -----------   -----------   -----------    -----------


Balance at December 31, 1993                     1,610         10,681     9,458,223    (6,554,764)        (2,522)

  Exercise of stock options                       --              401       465,018          --             --
  Conversion of preferred
    stock into common stock                        (44)           278        43,685       (43,919)          --
  Issuance of preferred stock
    upon conversion of debt                         56           --         558,874          --             --
  Net loss                                        --             --            --        (904,944)          --
                                           -----------    -----------   -----------   -----------    -----------


Balance at December 31, 1994                     1,622         11,360    10,525,800    (7,503,627)        (2,522)

  Exercise of stock options and
    warrants                                      --              391       523,691          --             --
  Conversion of preferred
    stock into common stock                         (4)            24         7,200        (7,220)          --
  Issuance of common stock, net
    of expenses                                   --            2,685     6,314,779          --             --
  Issuance of preferred stock, net
    of expenses, and conversion
    of Series E to Series F                      1,119           --      11,071,674          --             --
  Preferred dividends                             --             --            --        (187,288)          --
  Net loss                                        --             --            --      (1,334,994)          --
                                           -----------    -----------   -----------   -----------    -----------

Balance at December 31, 1995                     2,737         14,460    28,443,144    (9,033,129)        (2,522)





The accompanying notes are an integral part of this statement.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (continued)
                      Three years ended December 31, 1995
                                      and
                Nine months ended September 30, 1996 (unaudited)


                                                                   Additional    Accumulated
                                    Preferred        Common         paid-in      deficit from      Treasury
                                      Stock           Stock         capital      May 1, 1989        Stock
                                   ------------    ------------   ------------   ------------    ------------
Balance at December 31, 1995       $      2,737    $     14,460   $ 28,443,144   $ (9,033,129)   $     (2,522)

  Exercise of stock options
    and warrants                           --               668      1,204,166           --              --
  Conversion of preferred
    stock into common stock                 (12)            102         32,237        (32,327)           --
  Issuance of common stock in
    connection with business
    combination, net of expenses           --             2,800     10,497,203           --              --
  Preferred dividend adjustment            --              --             --               (5)           --
  Net loss                                 --              --             --       (4,991,299)           --
                                   ------------    ------------   ------------   ------------    ------------

Balance at September 30, 1996
    (unaudited)                    $      2,725    $     18,030   $ 40,176,750   $(14,056,760)   $     (2,522)
                                   ============    ============   ============   ============    ============




The accompanying notes are an integral part of this statement.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          Nine months ended
                                              Year ended December 31,                        September 30,
                                     --------------------------------------------    ----------------------------
                                         1993            1994            1995            1995            1996
                                     ------------    ------------    ------------    ------------    ------------
                                                                                              (unaudited)
Cash flows from operating
  activities
    Cash received from
      customers                      $ 36,585,065    $ 54,971,948    $ 55,118,906    $ 38,528,141    $ 63,336,024
    Interest received                       9,213           8,121          83,227          24,959          39,777
    Cash paid to suppliers
      and employees                   (42,827,891)    (53,430,265)    (56,770,205)    (39,250,557)    (64,638,150)
    Interest paid                        (131,792)       (407,065)       (252,065)       (228,281)       (421,819)
                                     ------------    ------------    ------------    ------------    ------------


      Net cash provided by
         (used in) operating
         activities                    (6,365,405)      1,142,739      (1,820,137)       (925,738)     (1,684,168)

Cash flows from investing
  activities
    Redemptions of certificates
      of deposit                          140,000            --              --              --              --
    Purchases of furniture,
      equipment and data
      processing systems                 (394,373)       (882,933)       (380,725)       (493,334)       (661,311)
    Payments on notes receivable -
      stockholder                         273,969            --              --              --              --
    Customer base acquisitions               --              --        (1,553,238)           --              --
    Business acquisitions, net
      of cash acquired                       --              --        (4,635,764)           --        (4,085,093)
    Acquisitions of other assets         (308,990)       (123,528)           --        (6,216,294)       (372,921)
                                     ------------    ------------    ------------    ------------    ------------


      Net cash used in investing
         activities                      (289,394)     (1,006,461)     (6,569,727)     (6,709,628)     (5,119,325)





The accompanying notes are an integral part of these statements.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                                                                                        Nine months ended
                                             Year ended December 31,                      September 30,
                                   --------------------------------------------    ----------------------------
                                      1993            1994            1995            1995            1996
                                   ------------    ------------    ------------    ------------    ------------
                                                                                           (unaudited)
Cash flows from financing
  activities
    Proceeds from issuance of
      common stock, net of
      offering costs               $  2,806,236    $       --      $  6,317,464    $  6,400,019    $       --
    Proceeds from issuance
      of preferred stock,
      net of offering costs                --              --        11,072,793       9,520,655            --
    Proceeds from note payable
      to stockholder                    500,000            --              --              --              --
    Proceeds (payments) on note
      payable to finance company      3,420,931        (867,828)     (2,542,675)       (341,676)      1,180,604
    Payment on note payable to
      vendor                               --              --              --              --        (1,494,033)
    Payments on capital lease
      obligation                        (28,425)        (16,584)           --              --              --
    Preferred stock dividends           (69,975)           --          (187,288)           --              --
    Proceeds from exercise of
      stock options and warrants        691,028         465,420         524,082         371,921       1,204,834
                                   ------------    ------------    ------------    ------------    ------------


      Net cash provided by
         (used in) financing
         activities                   7,319,795        (418,992)     15,184,376      15,950,919         891,405
                                   ------------    ------------    ------------    ------------    ------------


      NET INCREASE (DECREASE)
         IN CASH                        664,996        (282,714)      6,794,512       8,315,553      (5,912,088)

Cash and cash equivalents at
  beginning of period                   827,717       1,492,713       1,209,999       1,209,999       8,004,511
                                   ------------    ------------    ------------    ------------    ------------


Cash and cash equivalents at
  end of period                    $  1,492,713    $  1,209,999    $  8,004,511    $  9,525,552    $  2,092,423
                                   ============    ============    ============    ============    ============





The accompanying notes are an integral part of these statements.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                                                                                         Nine months ended
                                                Year ended December 31,                    September 30,
                                        -----------------------------------------    --------------------------
                                          1993           1994           1995           1995           1996
                                        -----------    -----------    -----------    -----------    -----------
                                                                                             (unaudited)
Reconciliation of net income
  (loss) to net cash provided by
  (used in) operating
  activities:
    Net income (loss)                   $(2,795,706)   $  (904,944)   $(1,334,994)   $   519,255    $(4,991,299)
    Adjustments to reconcile
      net income (loss) to net
      cash provided by (used in)
      operating activities:
         Cumulative effect of
            change in amortization
            of deferred commissions            --          123,224           --             --             --
         Provision for doubtful
            accounts                      1,860,300      1,902,729      1,949,876      1,131,696      1,539,779
         Abandonment of fixed
            assets                             --             --        1,019,648           --             --
         Depreciation and
            amortization                    482,165        634,245      1,048,870        620,142      3,178,155
         Changes in assets and
            liabilities
               Accounts receivable       (3,764,534)    (2,448,536)    (3,636,428)    (4,163,538)    (3,634,341)
               Deferred commissions      (2,435,029)       713,839     (1,378,755)        17,755        821,845
               Other current assets          33,798        133,377       (106,699)          --             --
               Other assets                 (37,125)          --             --         (928,686)      (217,194)
               Accounts payable and
                  accrued liabilities       290,726        988,805        618,345      1,877,638      1,618,887
                                        -----------    -----------    -----------    -----------    -----------


         Net cash provided by
            (used in) operating
            activities                  $(6,365,405)   $ 1,142,739    $(1,820,137)   $  (925,738)   $(1,684,168)
                                        ===========    ===========    ===========    ===========    ===========


Non-cash financing and investing activities:

  See statement of stockholders' equity and notes B and H.






The accompanying notes are an integral part of these statements.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)



NOTE A - MERGER WITH AMERICONNECT, INC.

  On October 8, 1996, Phoenix Network, Inc. merged with Americonnect, Inc. The merger will be accounted for as a "pooling of interests." In connection with the merger, Phoenix Network, Inc. exchanged 0.3604 shares of its common stock for each share of Americonnect common stock outstanding. Phoenix issued approximately 2,663,800 shares in the exchange. The supplemental consolidated financial statements of Phoenix Network, Inc. and subsidiaries ("Phoenix" or the "Company"), which accompany these historical financial statements, have been prepared to give retroactive effect to the merger with Americonnect, Inc. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These supplemental financial statements do not extend through the date of consummation, however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.



NOTE B - DESCRIPTION OF COMPANY AND SUMMARY OF ACCOUNTING POLICIES

  Phoenix Network, Inc. ("Phoenix" or the "Company") was a switchless reseller of long distance telecommunication services designed primarily for small to medium sized commercial accounts located throughout the United States. Effective January 1, 1996, as a result of the acquisition of Automated Communications, Inc. ("ACI"), the Company became a facilities based reseller (see note C). The Company provides its customers with long distance services utilizing the networks of facilities-based carriers, such as American Telephone & Telegraph Company, MCI Telecommunications Corporation, Sprint Communications, L.P., ALC Communications Corporation, WorldCom, Inc. (formerly Wiltel, Inc.) and others, who handle the actual call transmission services. The carriers bill Phoenix at contractual rates for the combined usage of Phoenix's customers utilizing their network. Phoenix then bills its customers individually at rates established by Phoenix.

  The following is a summary of the Company's significant accounting policies applied in the preparation of the accompanying consolidated financial statements.

  o   Principles of Consolidation

      The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions are eliminated in consolidation.

  o   Revenue Recognition

      Revenue is recognized in the month in which the Company's customers complete the telephone call.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE B - DESCRIPTION OF COMPANY AND SUMMARY OF ACCOUNTING POLICIES (continued)

  o   Cash and Cash Equivalents

      The Company considers demand deposits, certificates of deposit and United States Treasury bills purchased with a maturity of three months or less as cash and cash equivalents. The carrying amount approximates fair value because of the short maturity of these instruments.

  o   Deferred Commissions

      Deferred commissions consist of direct commissions paid on a one time basis to third parties upon the acquisition of new customers. Such charges were amortized on a straight line basis over twelve to twenty-four months, based on the future anticipated benefit, beginning with the month following the month the customer's service is activated. Effective January 1, 1994, the Company changed its method for amortizing deferred commissions to the sum of the years digits method and changed the period benefitted to a four year period (see note D).

  o   Furniture, Equipment and Data Processing Systems

      Depreciation of fixed assets is provided over their estimated service lives, generally five years, utilizing the straight-line method.

  o   Customer Acquisition Costs

      Customer acquisition costs represent the value of an acquired billing base of customers and are amortized using the sum of the years digits and straight-line methods over a four year period.

  o   Goodwill

      Goodwill represents the excess of cost over the fair value of the net assets acquired and is being amortized by the straight-line method over 20 years.

  o   Use of Estimates

      In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during theperiod. Significant estimates made by management include the allowance for doubtful accounts, estimated carrier credits, and the amortization periods related to acquired customers and goodwill. Actual results could differ from those estimates.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE B - DESCRIPTION OF COMPANY AND SUMMARY OF ACCOUNTING POLICIES (continued)

  o   Income Taxes

      Deferred income taxes are recognized for tax consequences of temporary differences by applying current tax rates to differences between the financial reporting and the tax basis of existing assets and liabilities.

  o   Reclassification

      Prior year's financial statements have been reclassified to conform to current year presentation.

  o   Interim Financial Statements

      The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulations S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE C - ACQUISITIONS

  In August of 1995, the Company acquired in purchase transactions, the customer bases and substantially all of the assets and liabilities of Tele-Trend Communications, LLC ("Tele-Trend"), a Denver based switchless reseller, and Bright Telecom L.P. ("Bright"), an international call-back provider, for $4,369,317 and $356,388, respectively. The operations of Tele-Trend and Bright are included from August 1, 1995.

  Additionally, during 1995, the Company acquired three customer bases at a cost of $2,078,238. At December 31, 1995, accounts payable includes $525,000 due for the purchase of one of the customer bases. The Company may be required to make additional payments of up to $375,000, depending upon the future performance of one of the bases.

  In January 1996, the Company acquired Automated Communications, Inc. ("ACI"), a Golden, Colorado facilities-based long distance phone service carrier operating state-of-the-art switching centers in Colorado Springs, Minneapolis and Phoenix. Consideration for the acquisition was in the form of $4,086,693 in cash, 2,800,000 shares of the Company's common stock valued at $10,500,000, a long term note of $1,314,056 bearing interest at 9%, and the assumption of net liabilities of $1,606,976. The Company's consolidated results of operations for the first quarter include those of ACI from January 1, 1996, the effective date of the purchase transaction. The excess of the purchase price over the fair market value of the assets and liabilities acquired has been allocated to customer acquisition costs ($1,950,000) and to goodwill ($15,557,725). Customer acquisition costs are amortized over 4 years using the sum-of-the-years- digits method and goodwill is amortized on a straight line basis over 20 years.

  The following unaudited condensed pro forma information presents the results of operation of the Company as if the acquisition of ACI and Tele-Trend had occurred on January 1, 1995.

                                           Year ended     Nine months ended
                                       December 31, 1995  September 30, 1995
                                       -----------------  ------------------
Revenue                                  $  87,629,000    $  66,868,000
Net income (loss)                           (2,709,000)       1,136,000
Net income (loss) attributable to
   common shares                            (3,885,000)         273,000
Net income (loss) per common share       $       (0.25)   $        0.02
Weighted average number of shares
   outstanding                              15,414,000       16,058,000

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE D - ACCOUNTING CHANGES

  Effective January 1, 1994, the Company changed its method of accounting for deferred commissions from the straight-line basis to the sum of the years digits method. Additionally, the Company changed their estimate of the period benefitted from two years to four years. Management believes that these changes more accurately match expense with the revenues generated by the customer base. The cumulative effect of the change in accounting method was to increase accumulated amortization at January 1, 1994 by approximately $123,000. The pro forma effect of the change in method on periods prior to 1994 is not material. The effect of both changes was to reduce the 1994 amortization expense and loss before cumulative effect of change in accounting by approximately $242,000 ($0.02 per common share).



NOTE E - FURNITURE, EQUIPMENT AND DATA PROCESSING SYSTEMS

  Furniture, equipment and data processing systems consist of the following:

                                        December 31,
                                --------------------------
                                    1994           1995
                                -----------    -----------
Data processing systems         $   862,674    $ 1,130,744
Billing system software             830,507           --
Furniture and fixtures              294,937        231,113
Other equipment                     280,339        501,335
                                -----------    -----------

                                  2,268,457      1,863,192
Less accumulated depreciation      (837,990)    (1,119,729)
                                -----------    -----------

                                $ 1,430,467    $   743,463
                                ===========    ===========


  The loss on abandonment of assets in 1995 primarily relates to a write-off of software development costs. Management decided to minimize the risk of development and to have access to a new system on a more timely basis and, accordingly, has decided to license an existing billing system from a vendor. The Company expects to spend up to $3,000,000 to license the system and to acquire the necessary enhancements and hardware to operate it.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE F - NOTES PAYABLE TO FINANCE COMPANIES AND BANK

  In September 1995, the Company renewed its Loan and Security Agreement (the "Agreement") with a finance company to make available to the Company a line of credit of up to $10,000,000. The Company may borrow up to the lesser of $10,000,000 or its borrowing base, which is defined as a percentage of its eligible receivables. The term of the Agreement is three years, expiring October 1998, with automatic renewal options. There are penalties for early termination by the Company. Borrowings bear interest at 1.75% over the "reference rate", as defined. In connection with the renewal, fees and transaction costs of $80,972 were incurred, which are being amortized on a straight-line basis over three years. The loan is collateralized by the Company's accounts receivable, equipment, general intangibles and other personal property assets. Among other provisions, the Company must maintain certain minimum financial covenants, is prohibited from paying dividends without the approval of the finance company, and is subject to limits on capital expenditures.

  At December 31, 1995, $10,428 was outstanding under the line and the interest rate was 10.25%. The Company has a letter of credit totalling $500,000 outstanding for the benefit of a vendor to secure payments under the contract terms. The amount of the letter of credit reduces the amount available on the line of credit.

  Average daily outstanding borrowing for the year ended December 31, 1995 was $1,426,014 at a weighted average interest rate of 11.52%. The highest month-end balance outstanding for the year ended December 31, 1995 was $3,119,733.

  The Company also assumed a $100,000 line of credit with a commercial bank in conjunction with the acquisition of Tele- Trend. The line of credit bears interest at a rate of the bank's prime rate plus 2.5%. Outstanding borrowings at December 31, 1995 were $31,040 and the interest rate was 11%. This line was paid off and expired in February 1996.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE G - LEASES

  The Company has operating leases for office space and equipment which expire on various dates through 2000, and which require that the Company pay certain maintenance, insurance and other operating expenses. Rent expense for the years ended December 31, 1993, 1994 and 1995, was $500,431, $750,308 and
  $872,096, respectively.

  Future minimum lease payments for years ending December 31, are as follows:

             1996                                                    $1,074,185
             1997                                                       907,425
             1998                                                       602,040
             1999                                                       566,592
             2000                                                       190,735
                                                                     ----------
             Total                                                   $3,340,977
                                                                     ==========




NOTE H - COMMITMENTS AND CONTINGENCIES

  The Company has contracts with its major vendors to provide telecommunications services to its customers. The agreements cover the pricing of the services and are for periods of three to four years. Among other provisions, the agreements contain minimum usage requirements which must be met to receive the contractual price and to avoid shortfall penalties. The Company is currently in compliance with the contractual requirements. Total future minimum usage commitments at December 31, 1995 are as follows:

             Year ending
             December 31,                                           Commitment
             ------------                                           ----------
                 1996                                              $44,100,000
                 1997                                               26,100,000
                 1998                                                  900,000
                                                                   -----------

                 Total                                             $71,100,000
                                                                   ===========

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE I - CAPITAL STOCK

  Preferred Stock

  The Company's certificate of incorporation authorizes the issuance of up to 5,000,000 shares of $.001 par value preferred stock. At December 31, 1995, the Company's authorized preferred stock is allocated as follows:

                                                  Authorized       Issued and
                                                    Shares         Outstanding
                                                    ------         -----------
     Reserved shares:
       Series A                                     300,000          101,750
       Series B                                     200,000          126,250
       Series C                                   1,000,000        1,000,000
       Series D                                     666,666          333,333
       Series F                                   1,200,000        1,176,056
     Undesignated shares                          1,633,334               --
                                                  ---------        ---------


     Total                                        5,000,000        2,737,389
                                                  =========        =========

  In September 1990, the Company issued 155,500 shares of its Series A Preferred Stock ("Series A") at $10 per share. The shares are entitled to 9% cumulative dividends, voting rights and are convertible into common stock subject to certain anti-dilution provisions. In connection with the offering the Company also issued a warrant for 62,200 shares of common stock with an exercise price of $2.50 per share to an investment banking firm, controlled by an individual, who was subsequently elected to the Company's Board of Directors. The warrant expires in February 1997. Net proceeds to the Company, after offering costs of $116,054, were $1,438,987. During 1994, 16,000 shares of Series A were converted into 70,996 shares of common stock. During 1995, 3,000 shares of Series A were converted into 14,449 shares of common stock. At December 31, 1995, the outstanding Series A shares were convertible into 420,431 shares of common stock.

  In December 1991, the Company issued 95,000 shares of its Series B Preferred Stock ("Series B") at $10 per share. The shares are entitled to 9% cumulative dividends, voting rights and are convertible into shares of common stock subject to certain anti-dilution provisions. Net proceeds to the Company after offering costs of $46,209, were $903,790. In 1992 the Company completed the sale of an additional 60,500 shares of the Series B shares at $10 per share on the same terms. Net proceeds to the Company from the sales in January and February 1992 were $588,075, after offering costs of $16,925. In connection with the offering, the Company issued a warrant to an investment banking firm, controlled by one of the Company's directors, for 69,750 shares of common stock with an exercise price of $2.00 per share. The warrant expires in February 1997. Of the total offering costs, the investment banking firm, controlled by one of the Company's directors, received approximately $56,000. During 1995, 1,250 shares of Series B were converted into 9,749 shares of common stock. At December 31, 1995, the outstanding Series B shares are convertible into 841,709 shares of common stock.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE I - CAPITAL STOCK (continued)

  In November 1992, the Company issued 1,000,000 shares of its Series C Preferred Stock ("Series C") to one of its major vendors as collateral for amounts due the vendor for services provided. If the Company defaults on amounts owed the vendor, the vendor would have the right to convert its preferred shares into the number of common shares, on a two for one basis, that would have a market value equal to three times the vendor's most recent invoice to the Company less $1,500,000. The Series C has a 4% non-cumulative dividend preference over common stock; however, such dividends shall only be paid following payment of dividends on other previously issued series of preferred stock, and then only at the discretion of the Company's board of directors. The preferred has no voting rights. The Series C shares have been recorded at their par value of $1,000.

  In December 1992, the Company issued 666,666 shares of its Series D Preferred Stock at $1.50 per share. The shares are entitled to 6% non-cumulative dividends, when and if declared by the Board of Directors and only after payment of dividends on previously issued series of preferred stock. These shares are non-voting and are convertible into common stock subject to certain anti-dilution provisions. In connection with the offering, the Company issued a warrant to an investment banking firm, controlled by one of the Company's directors, for 22,000 shares of common stock with an exercise price of $1.50 per share. The warrant expires in December 1997. Net proceeds to the Company, after offering costs of $48,717 were $951,283. Approximately $45,000 of the offering costs were paid to an investment banking firm controlled by one of the Company's directors. In 1993, 333,333 Series D Preferred shares were converted into common shares on a one for one basis. At December 31, 1995, the outstanding Series D Preferred shares are convertible into 333,333 shares of common stock.

  In September 1994, the Company issued 55,893 shares of Series E Preferred Stock at $10 per share under an agreement to convert the note payable to stockholder, with a principle balance of $500,000 and accrued interest of $58,930. In connection with the issuance of the stock, the Company issued the stockholder a five year warrant for 100,000 shares of the Company's common stock which was canceled when the Series E shares were converted to Series F Preferred Stock (see below).

  During the period July 1995 through October 1995, the Company raised approximately $11,024,207, net of offering costs of $129,963, through a private placement of 1,115,417 shares of its Series F Preferred Stock at $10 per share. Additionally, the holder of the Company's Series E Preferred Stock exchanged their Series E shares, plus accumulated and unpaid dividends of $47,467, for 60,639 shares of Series F Preferred Stock. The Series F shares are entitled to 9% cumulative dividends, voting rights, demand registration rights for the underlying common shares after six months and are convertible initially into 4,704,224 shares of common stock, subject to anti-dilution provisions. The holders of the Series F also received warrants for the purchase of 470,422 shares of common stock with an exercise price of $3.00 per share which expire in October 2000. The Series F shareholders have the right to place two directors on the Company's board (the "Series F Directors") and the Company is subject to certain covenants requiring it to obtain the consent of the Series F Directors for certain transactions including mergers, acquisitions and incurring additional indebtedness in excess of $20,000,000. At December 31, 1995, the outstanding Series F Preferred shares are convertible into 4,704,224 shares of common stock.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE I - CAPITAL STOCK (continued)

  The common shares reserved for issuance upon the conversion of Series A, B, C and D Preferred Stock have been registered for resale with the Securities and Exchange Commission.

  At December 31, 1995, the Company had cumulative, unpaid dividends on Series A, B and F Preferred Stock of $259,922 ($2.55 per share), $322,508 ($2.55 per share) and $208,790 ($.18 per share), respectively.

  Common Stock

  In July 1993, the Company completed a private placement of 793,331 shares of its common stock for cash at $3.75 per share. Net proceeds to the Company after offering costs of $168,755 were $2,806,236. A five-year warrant to purchase 53,333 shares of the Company's common stock at $3.75 per share was issued to a third party in connection with the placement.

  In May 1995, the Company closed a private placement of its common stock which raised $727,519, net of offering costs of $119,481. The Company sold 385,000 units, at $2.20 per unit, in an off-shore financing pursuant to Regulation S under the Securities Act of 1933. A unit consists of one share of common stock and a five year warrant for one-half share of common stock. Two warrants can be exercised to purchase one share of common stock at $2.20 per share. In connection with the transaction, the placement agent was issued a five year warrant to purchase 38,500 units at $2.42 per unit. The Company closed another private placement of its common stock under Regulation S in September 1995. In this transaction, the Company sold 2,300,000 shares of common stock for $2.75 per share. Proceeds to the Company, net of offering costs of $735,055 were $5,589,945.

  Stock Options and Warrants

  In 1987, the Company granted certain directors stock options to purchase up to 900,000 shares of common stock at a price of $0.10 per share, expiring no earlier than ten (10) years from the grant date. At December 31, 1995, options for 500,000 shares remain outstanding.

  The Company's 1989 Stock Option Plan authorizes the grant of incentive stock options or supplemental stock options for up to 5,000,000 shares of common stock. The exercise price of each incentive stock option shall be not less than 100% of the fair market value of the stock on the date the option is granted. The exercise price of each supplemental stock option shall be not less than eighty-five percent (85%) of the fair market value of the stock on the date the option is granted.

  In November 1992, the Board of Directors approved the 1992 Non-Employee Directors' Stock Option Plan. Under the plan, 480,000 shares of common stock have been reserved for issuance to non-employee directors of the Company. Options are granted annually based upon length of service at fair market value at date of grant.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE I - CAPITAL STOCK (continued)

  Common shares under option are summarized below:

                                                                                Number            Price
                                                                              of shares          per share
                                                                              ---------          ---------
     Outstanding at January 1, 1993                                            2,024,799      $0.10 to $3.12
     Exercised                                                                  (390,562)     $1.00 to $5.94
     Granted                                                                   2,144,564      $1.00 to $5.94
     Canceled                                                                 (1,433,429)     $1.00 to $5.94
                                                                               ---------

     Outstanding at December 31, 1993                                          2,345,372      $0.10 to $5.94
     Exercised                                                                  (400,983)     $1.00 to $5.63
     Granted                                                                   1,032,990      $2.50 to $6.38
     Canceled                                                                   (500,218)     $1.00 to $6.88
                                                                               ---------

     Outstanding at December 31, 1994                                          2,477,161      $0.10 to $6.88
     Exercised                                                                  (355,821)     $1.00 to $3.94
     Granted                                                                     813,900      $2.38 to $6.38
     Canceled                                                                   (101,317)     $1.00 to $6.88
                                                                               ---------


     Outstanding at December 31, 1995                                          2,833,923      $0.10 to $6.38
                                                                               =========

     Exercisable at December 31, 1994                                          1,151,093      $0.10 to $6.88
                                                                               =========

     Exercisable at December 31, 1995                                          1,737,069      $0.10 to $6.38
                                                                               =========


  Common shares subject to warrants are summarized below:
                                                                                Number            Price
                                                                              of shares          per share
                                                                              ---------          ---------

     Outstanding at January 1, 1993                                              453,950      $0.75 to $2.50
     Exercised                                                                  (300,000)     $0.75
     Granted                                                                     232,583      $3.25 to $7.00
                                                                               ---------
     Outstanding at December 31, 1993                                            386,533      $1.50 to $7.00
     Granted                                                                     125,000      $3.25
                                                                               ---------
     Outstanding at December 31, 1994                                            511,533      $1.50 to $7.00
     Exercised                                                                   (34,675)     $2.42
     Granted                                                                     720,672      $2.42 to $3.00
     Canceled                                                                   (100,000)     $3.25
                                                                               ---------
     Outstanding at December 31, 1995                                          1,097,530      $1.50 to $7.00
                                                                               =========

     All warrants are exercisable at grant.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE J - INCOME (LOSS) PER COMMON SHARE

  Income (loss) per common share is based upon the weighted average number of common and dilutive common equivalent shares outstanding. The preferred dividend requirements on the preferred stock are deducted in computing income
  (loss) per common share.



NOTE K - INCOME TAXES

  Effective January 1, 1993, the Company adopted Financial Accounting Standard No. 109 ("FAS 109"), Accounting for Income Taxes, which requires the use of the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the current tax rates. Prior to the adoption of FAS 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and were measured at the tax rate in effect in the year the difference originated. The effect of this new standard did not have a significant impact on the financial position or results of operations of the Company.

  As of December 31, 1995, the Company has available to offset future Federal taxable income, net operating loss carryforwards (NOL) of approximately $9,000,000 which expire in varying amounts from 2002 through 2009.

  The Company's effective income tax rate is different from the Federal statutory income tax rate because of the following factors:

                                          Year ended December 31,
                                      ------------------------------
                                      1993         1994         1995
                                      ----         ----         ----
Federal tax rate applied to
  loss before taxes                  (34.0)%      (34.0)%      (34.0)%
State tax rate applied to
  allowable carryforward losses       (3.6)        (5.9)        (5.9)
Valuation allowance of
  deferred taxes                      37.6         39.9         39.9
                                      ----         ----         ----

Effective tax rate                     -- %         -- %          --%
                                      ====         ====         ====

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE K - INCOME TAXES (continued)

  Deferred income tax assets and valuation allowance are as follows:

                                             December 31,
                                      -------------------------
                                         1994           1995
                                      ----------     ----------
Current
   Allowance for bad debts           $   506,000    $   560,000

Noncurrent
   Non-current assets                    115,000        257,000
   Net operating loss carryforward     2,800,000      3,445,000
                                     -----------    -----------
                                       2,915,000      3,702,000
                                     -----------    -----------
                                       3,421,000      4,262,000
   Valuation allowance                (3,421,000)    (4,262,000)
                                     -----------    -----------


                                     $              $
                                     ===========    ===========

  The increase in the valuation allowance was approximately $2,776,000, $645,000 and $841,000 for the years ended December 31, 1993, 1994 and 1995, respectively.



NOTE L - TRANSACTION WITH BSN TELECOM COMPANY

  On September 29, 1992, the Company and BSN Telecom Company ("BSN") entered into an agreement (the "Agreement"), effective as of September 1, 1992, whereby BSN agreed to transfer its rights to its long distance telecommunications rebilling account base to the Company in exchange for 1,133,333 shares of the Company's common stock. Under the Agreement, BSN received certain demand registration rights with respect to the shares which were exercised in 1993 and gave the Board of Directors of Phoenix an irrevocable proxy to vote all of the shares at all meetings of Phoenix's stockholders. The proxy expired on November 30, 1993.

  In connection with the transaction with BSN, CONCORD Services, Inc. ("Concord"), an affiliate of BSN, and Proactive Partners, L.P., an affiliate of Phoenix, each purchased $500,000 of Series D Preferred Stock (see note I). Additionally, Concord agreed to provide services to Phoenix in negotiating future acquisitions and purchases of both switched and switchless long distance companies under an exclusive agency agreement which expired on December 31, 1993.

  The Company has recorded the issuance of the 1,133,333 shares in exchange for a customer base valued at $578,333 and other assets of $45,000.

                     PHOENIX NETWORK, INC. AND SUBSIDIARIES

                  Years ended December 31, 1993, 1994 and 1995
                                      and
           Nine months ended September 30, 1995 and 1996 (unaudited)




NOTE M - EMPLOYEE BENEFIT PLANS

  On June 1, 1993, the Company established a 401(k) tax savings plan for all employees. Employer and participant contributions to the plan become fully vested and nonforfeitable. The plan is a defined contribution plan covering all of its employees. Under this plan, employees with a minimum of one year of qualified service can elect to participate by contributing a minimum of 1 percent of their gross earnings up to a maximum of 20 percent.

  For those eligible plan participants, the Company will contribute an amount equal to 100 percent of each participant's personal contribution up to an annual maximum of $1,000. The Company's contributions to the 401(k) plan for the year ending December 31, 1993, 1994 and 1995 were approximately $14,000, $23,000 and $59,000 respectively.



NOTE N - NEW PRONOUNCEMENTS

  o  Stock-Based Compensation

     The Company has not elected early adoption of Financial Accounting Standard No. 123 ("FAS 123"), Accounting for Stock-Based Compensation. FAS 123 becomes effective beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company will continue to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees, and will provide pro forma disclosures of net income and earnings per share as if the fair value method prescribed by FAS 123 had been applied in measuring compensation expense. For options granted to non-employees after December 15, 1995, the Company will be required to apply the fair value method prescribed by FAS 123. The Company has not determined the effect of adopting FAS 123 on the consolidated financial position or operating results.

  o  Other Recent Pronouncements

     In 1995, Financial Accounting Standards No. 121 ("FAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, was issued and is effective for fiscal years commencing after December 15, 1995. FAS 121 is not expected to have a material effect on the Company's consolidated financial position or operating results.

                             REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors and Stockholders
AmeriConnect, Inc.



We have audited the accompanying consolidated balance sheets of AmeriConnect, Inc. (a Delaware corporation) and subsidiary as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of AmeriConnect, Inc. and subsidiary as of December 31, 1994 and 1995, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP




Kansas City, Missouri
February 16, 1996

===============================================================================
                               AMERICONNECT, INC.
                           CONSOLIDATED BALANCE SHEET
-------------------------------------------------------------------------------

                            ASSETS                                          DECEMBER 31,  DECEMBER 31, SEPTEMBER 30,
                                                                                1994          1995          1996
                                                                              ----------   ----------   ----------
                                                                                                        (UNAUDITED)
CURRENT ASSETS
  Cash                                                                        $  405,942   $  293,492   $  287,412

  Accounts receivable, net of allowance of
     $288,614 in 1994, $361,260 in 1995 and $380,000 in 1996
     (Notes 1, 2 and 6)                                                        2,378,922    1,961,815    2,144,140


  Accounts receivable-trade, with affiliates (Note 3)                              9,869        6,065        8,062
  Accounts receivable-agents, including accrued interest net of
allowance                                                                        253,064        1,492       32,140
     of $100,000 in 1994 (Note 11)

  Notes receivable-director/shareholder (Note 3)                                  11,500       14,500         --
  Deferred income taxes (Notes 1 and 7)                                          250,000         --           --

  Prepaid commissions                                                             37,278      126,042       54,567

  Other current assets                                                            37,210       94,251       87,105
                                                                              ----------   ----------   ----------
     Total current assets                                                      3,383,785    2,497,657    2,613,426

NON-CURRENT ASSETS

  Equipment and software, net of accumulated depreciation and amortization of $154,176 in 1994, $230,868 in 1995 and $292,881 in
    1996 (Note 1)                                                                124,632      143,202      100,234
  Deferred income taxes (Notes 1 and 7)                                          250,000         --           --

  Deposits                                                                        20,039       19,528       18,027
                                                                              ----------   ----------   ----------
TOTAL ASSETS                                                                  $3,778,456   $2,660,387   $2,731,687
                                                                              ==========   ==========   ==========

       The accompanying notes are an integral part of these statements.
===============================================================================

================================================================================
                               AMERICONNECT, INC.
                           CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------

                                                                             DECEMBER 31,    DECEMBER 31,  SEPTEMBER 30,
                                                                                 1994           1995           1996
                                                                              -----------    -----------    -----------
                                                                                                            (UNAUDITED)
                  LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES

  Accounts payable (Notes 1, 2 and 6)                                         $ 2,090,678    $ 2,782,432    $ 3,034,462

  Sales taxes payable                                                             131,653         97,460        101,534
  Accrued office closing costs (Note 9)                                            18,692          8,539           --

  Other accrued liabilities                                                        30,565            733            513

                                                                              -----------    -----------    -----------
    Total current liabilities                                                   2,271,588      2,889,164      3,136,509
NON-CURRENT LIABILITIES

  Customer deposits                                                                14,265          8,264          3,000
  Deferred income                                                                  13,384           --             --
                                                                              -----------    -----------    -----------
     Total liabilities                                                          2,299,237      2,897,428      3,139,509

COMMITMENTS AND CONTINGENCIES (NOTES 5, 6, 8 AND 10)                                 --             --             --
STOCKHOLDERS' DEFICIT (NOTE 8)

  Class A common stock, par value $.00001 per share; 10,000,000 shares authorized; issued 6,675,433 shares in 1994,
  6,562,033 shares in 1995 and 1996                                                    67             66             66

  Common stock, par value $.01 per share; 20,000,000 shares authorized;
  issued 6,316,567 shares in 1994, 6,504,967 shares
  in 1995 and 6,522,611 shares in 1996                                             63,166         65,050         65,226
  Additional paid-in capital                                                    3,642,364      3,642,731      3,647,174

  Accumulated deficit                                                          (2,224,515)    (3,943,025)    (4,118,425)

  Treasury stock - class A common, at cost; 5,970,000 shares                          (60)           (60)           (60)
  Treasury stock - common, at cost; 180,250 shares                                 (1,803)        (1,803)        (1,803)
                                                                              -----------    -----------    -----------
     Total stockholders' equity (deficit)                                       1,479,219       (237,041)      (407,822)
                                                                              -----------    -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                   $ 3,778,456    $ 2,660,387    $ 2,731,687
                                                                              ===========    ===========    ===========

       The accompanying notes are an integral part of these statements.
================================================================================

===============================================================================
                              AMERICONNECT, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------

                                               YEAR ENDED      YEAR ENDED      YEAR ENDED     NINE MONTHS     NINE MONTHS
                                               DECEMBER 31,    DECEMBER 31,    DECEMBER 31,      ENDED           ENDED
                                                  1993            1994            1995        SEPTEMBER 30,   SEPTEMBER 30,
                                                                                                1995                1996
                                                                                              (UNAUDITED)       (UNAUDITED)
                                              ------------    ------------    ------------    ------------    ------------
REVENUES (NOTES 1, 2, 3 AND 6)

  SALES                                       $ 13,512,589    $ 16,923,025    $ 17,022,095    $ 13,067,791    $ 12,740,335
  Sales to affiliates                               43,140          61,299          77,540          62,969          63,477
                                              ------------    ------------    ------------    ------------    ------------

     Total revenues                             13,555,729      16,984,324      17,099,635      13,130,760      12,803,812

COSTS AND EXPENSES

  Direct operating costs                        10,120,141      12,642,307      13,399,190      10,293,096       9,609,495
  Selling, administrative and general            2,596,616       3,912,979       4,847,248       3,297,760       3,304,589
    expenses

  Depreciation and amortization (Note 1)            56,281          43,793          76,693          53,386          62,012
                                              ------------    ------------    ------------    ------------    ------------
     Total costs and expenses                   12,773,038      16,599,079      18,323,131      13,644,242      12,976,096
                                              ------------    ------------    ------------    ------------    ------------
     Operating income (loss)                       782,691         385,245      (1,223,496)       (513,482)       (172,284)

OTHER INCOME (EXPENSE)

  Interest income                                    9,292          28,000          19,898          16,786           6,888

  Interest expense                                  (2,988)        (18,157)         (6,558)         (6,346)        (23,794)
  Interest expense to director/shareholder
    (Note 3)                                       (25,548)           --            (1,587)           --              --

  Loan fees                                         (5,000)         (3,332)         (1,250)         (1,251)           --
  Miscellaneous                                     (4,740)         46,229          (5,517)            377          13,790
                                              ------------    ------------    ------------    ------------    ------------
  Total other income                               (28,984)         52,740           4,986           9,566          (3,116)
                                              ------------    ------------    ------------    ------------    ------------
INCOME (LOSS) BEFORE INCOME TAX                    753,707         437,985      (1,218,510)       (503,916)       (175,400)
INCOME TAX EXPENSE (BENEFIT)
(NOTES 1 AND 8)

   Currently payable                                 6,100          16,405            --              --              --
   Deferred                                       (500,000)           --           500,000            --              --
                                              ------------    ------------    ------------    ------------    ------------
     Total income tax expense (benefit)           (493,900)         16,405         500,000            --              --
                                              ------------    ------------    ------------    ------------    ------------
NET INCOME (LOSS)                             $  1,247,607    $    421,580    ($ 1,718,510)   ($   503,916)   ($   175,400)
                                              ============    ============    ============    ============    ============

   Net income (loss) per common and common
     equivalent share (Note 1)                $       0.20    $       0.06    ($      0.25)   ($      .068)   ($      .025)
                                              ============    ============    ============    ============    ============

   Weighted average common and common
     equivalent shares outstanding (Note 1)      6,355,427       6,868,221       6,912,805       7,366,999       6,921,189
                                              ============    ============    ============    ============    ============



        The accompanying notes are an integral part of these statements
===============================================================================

                               AMERICONNECT, INC.
                                  CONSOLIDATED
                      STATEMENTS OF STOCKHOLDERS' DEFICIT
   FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND THE NINE MONTH
                       PERIOD ENDED SEPTEMBER 30, 1996


------------------------------------------------------------------------------------------------------------------------------------
                                                    CLASS A
                                                 COMMON STOCK                 COMMON STOCK
                                             ----------------------------------------------------      ADDITIONAL
      DESCRIPTION                                                                                       PAID-IN       ACCUMULATED
                                             SHARES         AMOUNT         SHARES          AMOUNT       CAPITAL         DEFICIT
------------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1993                    7,000,000    $        70      4,490,000    $    44,900    $ 3,306,849    ($3,893,702)
                                            ---------    -----------      ---------    -----------    -----------    -----------
Conversion of Class A to Common              (211,167)            (2)       211,167          2,112
                                            =========    ===========      =========    ===========    ===========    ===========
Issuance of Common to directors                                             550,000          5,500         43,630

Reversion of surrendered stock to the
treasury

Net income for the year                                                                                                1,247,607
                                            ---------    -----------      ---------    -----------    -----------    -----------
Balance, December 31, 1993                  6,788,833    $        68      5,251,167    $    52,512    $ 3,350,479    ($2,646,095)
                                            =========    ===========      =========    ===========    ===========    ===========
Conversion of Class A to Common              (113,400)            (1)       113,400          1,134         (1,133)

Issuance of Common to directors                                              19,000            190          3,888

Net income for the year                                                                                                  421,580

Stock options exercised                                                     933,000          9,330        289,130        298,460
                                            ---------    -----------      ---------    -----------    -----------    -----------
Balance, December 31, 1994                  6,675,433    $        67      6,316,567    $    63,166    $ 3,642,364    ($2,224,515)
                                            =========    ===========      =========    ===========    ===========    ===========
Net loss for the year                                                                                                 (1,718,510)

Stock options exercised                                                      75,000            750          1,500          2,250

Conversion of Class A to Common              (113,400)            (1)       113,400          1,134         (1,133)
                                            ---------    -----------      ---------    -----------    -----------    -----------
Balance, December 31, 1995                  6,562,033    $        66      6,504,967    $    65,050    $ 3,642,731    ($3,943,025)
                                            =========    ===========      =========    ===========    ===========    ===========
Net loss for the nine month period                                                                                      (175,400)

Stock options exercised                                                      17,644            176          4,443
                                            ---------    -----------      ---------    -----------    -----------    -----------
Balance, September 30, 1996                 6,562,033    $        66      6,522,611    $    65,226    $ 3,647,174    ($4,118,425)
                                            =========    ===========      =========    ===========    ===========    ===========
------------------------------------------------------------------------------------------------------------------------------------
                                                       TREASURY STOCK                   TREASURY
                                                     CLASS A COMMON STOCK             COMMON STOCK
                                                   ----------------------------------------------------
      DESCRIPTION                                   SHARES          AMOUNT          SHARES       AMOUNT         TOTAL
------------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1993                           (5,970,000)   ($       60)      (150,000)   ($    1,500)   ($  543,443)
                                                   ----------    -----------       --------    -----------    -----------
Conversion of Class A to Common

Issuance of Common to directors

Reversion of surrendered stock to the treasury                                      (30,250)          (303)          (303)

Net income for the year                                                                                         1,247,607

                                                   ----------    -----------       --------    -----------    -----------
Balance, December 31, 1993                         (5,970,000)   ($       60)      (180,250)   ($    1,803)   $   755,101
                                                   ==========    ===========       ========    ===========    ===========

Conversion of Class A to Common

Issuance of Common to directors                                                                                     4,078

Net income for the year                                                                                           421,580

Stock options exercised                                                                                           298,460

                                                   ----------    -----------       --------    -----------    -----------
Balance, December 31, 1994                         (5,970,000)   ($       60)      (180,250)   ($    1,803)   $ 1,479,219
                                                   ==========    ===========       ========    ===========    ===========
Net loss for the year                                                                                          (1,718,510)

Stock options exercised                                                                                             2,250

Conversion of Class A to Common

                                                   ----------    -----------       --------    -----------    -----------
Balance, December 31, 1995                         (5,970,000)   ($       60)      (180,250)   ($    1,803)   ($  237,041)
                                                   ==========    ===========       ========    ===========    ===========
Net loss for the nine month period                                                                               (175,400)

Stock options exercised                                                                                             4,619

                                                   ----------    -----------       --------    -----------    -----------
Balance, September 30, 1996                        (5,970,000)   ($       60)      (180,250)   ($    1,803)   ($  407,822)
                                                   ==========    ===========       ========    ===========    ===========
====================================================================================================================================


        The accompanying notes are an integral part of these statements

================================================================================
                               AMERICONNECT, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

                                                        YEAR ENDED     YEAR ENDED      YEAR ENDED      NINE MONTHS      NINE MONTHS
                                                        DECEMBER 31,   DECEMBER 31,    DECEMBER 31,       ENDED             ENDED
                                                          1993             1994            1995        SEPTEMBER 30,   SEPTEMBER 30,
                                                                                                          1995               1996
                                                                                                       (UNAUDITED)       (UNAUDITED)
                                                       ------------    ------------    ------------    ------------    ------------
Cash flows from operating activities:
 Cash received from customers                          $ 13,276,332    $ 16,209,896    $ 17,856,853    $ 13,604,597    $ 13,518,060
 Interest received                                           11,049          27,276          15,588          11,711           5,706
 Cash paid to suppliers and employees                   (12,840,296)    (15,915,073)    (17,928,209)    (13,756,808)    (13,475,640)

 Interest paid                                              (34,453)        (20,636)         (8,454)         (5,823)        (23,723)
                                                       ------------    ------------    ------------    ------------    ------------
 Net cash provided by (used in) operating activities        412,632         301,463         (64,222)       (146,323)         24,493
Cash flows from investing activities:
 Purchase of equipment and software                         (45,501)       (108,001)        (95,263)        (82,593)        (19,044)
 Note receivable-director/shareholder                          --           (11,500)         (3,000)         (3,000)           --

 Payments on note receivable - director/shareholder            --              --              --              --            14,500
 Notes receivable - employees                                  --              --              --              --           (11,400)
 Notes receivable-agents                                       --          (206,995)        (23,115)        (20,000)        (20,000)
 Payments on agents notes receivable                           --             5,838          70,900          74,864             752

                                                       ------------    ------------    ------------    ------------    ------------
     Net cash used in investing activities                  (45,501)       (320,658)        (50,478)        (30,729)        (35,192)
 Cash flows from financing activities:
 Proceeds from bank loan                                  1,029,606       3,450,000       6,143,950       4,130,000       8,785,000
 Payments on bank loan                                   (1,029,606)     (3,450,000)     (6,143,950)     (3,786,683)     (8,785,000)

 Payment on shareholder note                               (300,000)           --              --              --              --
 Sale of stock to officer                                      --           297,000            --              --              --
 Distribution of stock to director                             --             4,078            --              --              --
 Sale of stock to employees                                    --             1,460           2,250           2,250           4,619
                                                       ------------    ------------    ------------    ------------    ------------
 Net cash provided by (used in) financing
   activities                                              (300,000)        302,538           2,250         345,567           4,619
                                                       ------------    ------------    ------------    ------------    ------------
 Net increase (decrease) in cash                             67,131         283,343        (112,450)        168,515          (6,080)
 Cash at beginning of period                                 55,468         122,599         405,942         405,942         293,492
                                                       ------------    ------------    ------------    ------------    ------------

 Cash at end of period                                 $    122,599    $    405,942    $    293,492    $    574,457    $    287,412
                                                       ============    ============    ============    ============    ============
   Reconciliation of net income to net cash provided
   by (used in) operating activities:
   Net income (loss)                                   $  1,247,607    $    421,580    ($ 1,718,510)   ($   503,916)   ($   175,400)

 Adjustment
 Depreciation and amortization                               56,281          43,793          76,693          53,356          62,012
 Provision for doubtful accounts                            340,805         537,640         739,374         376,555         191,650
 Deferred income taxes                                     (500,000)           --           500,000            --              --
 Accounts receivable                                       (911,572)       (517,299)       (118,481)       (156,457)       (373,975)
 Accounts receivable-trade from affiliates                   (2,652)         (6,055)          3,804          (2,782)         (1,997)

 Prepaid commissions                                           --              --           (88,764)           --            71,475
 Other current assets                                       (32,916)        (28,928)        (57,041)         35,496           7,146
 Deposits                                                       418         (11,494)            511          (3,683)          1,501
 Accounts payable                                            64,288         (97,881)        691,755         102,265         252,030
 Accrued office closing costs                               (10,385)        (54,521)        (10,153)        (13,349)         (8,539)
 Sales taxes payable                                           --            50,187         (34,193)         10,528           4,074
 Other accrued liabilities                                  164,758         (43,059)        (29,832)        (23,482)           (220)
 Deferred income                                               --              --           (13,384)        (13,384)         (5,264)

 Customer deposits                                           (4,000)          7,500          (6,001)         (7,500)           --
                                                       ------------    ------------    ------------    ------------    ------------

 Net cash provided by (used in) operating
   activities                                          $    412,632    $    301,463    ($    64,222)   ($   146,323)   $     24,493
                                                       ============    ============    ============    ============    ============
 Schedule of noncash activity:
   None

================================================================================

                               AMERICONNECT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             THE COMPANY: AmeriConnect, Inc. and its wholly owned subsidiary, AmeriConnect, Inc. of New Hampshire (collectively, the "Company") resell long distance telecommunications services primarily to individuals and small to medium-sized businesses. AmeriConnect, Inc. of New Hampshire was formed June 28, 1993, in order to do business in the state of New Hampshire.

             PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of AmeriConnect, Inc. and its wholly-owned subsidiary, AmeriConnect, Inc. of New Hampshire. All material intercompany accounts and transactions have been eliminated.

             RECOGNITION OF REVENUE: The Company purchases network services primarily at bulk rates and resells the services to its customers at marginally higher rates. Revenue and its associated costs are recognized on an accrual basis in the period during which the usage occurs.

             EQUIPMENT AND SOFTWARE: Equipment and purchased software are recorded at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The straight-line method of depreciation is used for all assets for financial reporting purposes, but accelerated methods are used for tax purposes.

             NET INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE: Net income (loss) per share is based upon the weighted average of common and common equivalent shares outstanding during the period.
             COMMON STOCK EQUIVALENTS: For the years ended December 31, 1993 and 1994, common stock equivalents considered in the calculation of income per common and common equivalent share include options outstanding under the Company's 1988 and 1994 stock option plans. For the year ended December 31, 1995, and the nine month period ended September 30, 1996, common stock equivalents considered in the calculation of net loss per common and common equivalent share did not include options outstanding under the Company's 1988 and 1994 stock options plans as their effect would be anti-dilutive.

             INCOME TAXES: Deferred income taxes result from timing differences between pretax accounting income and taxable income.

             USE OF ESTIMATES: In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

             CASH: Cash includes cash on hand and cash in checking accounts. The Company maintains its cash balances in one financial institution, which at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant risk on cash.

NOTE 2 - ECONOMIC DEPENDENCY AND CONCENTRATION OF CREDIT RISK

             ECONOMIC DEPENDENCY: The Company operates as a non-facilities-based reseller of long distance telecommunications services to individuals and small to medium-sized businesses. The Company acquires its network services by contracting with two underlying interexchange carriers (Sprint Communications, L.P. ("Sprint") and WilTel, Inc. ("WilTel")). As of December 31, 1994, 1995 and September 30, 1996, the Company was indebted to Sprint for normal monthly services in the amount of $1,682,855, $2,266,170 and $3,029,674, respectively, and WilTel in the amount of $58,195, $296,661 and $368,023, respectively, which are included in accounts payable on the accompanying consolidated balance sheet.

             CONCENTRATION OF CREDIT RISK: The Company grants credit to its customers, who include individuals and small to medium-sized businesses.

                               AMERICONNECT, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


NOTE 3 - TRANSACTIONS WITH RELATED PARTIES

             SALES TO RELATED ENTITIES: Sales of long distance service to entities related to shareholders aggregated $43,140, $61,299 and $77,540 for the years ended December 31, 1993, 1994 and 1995, respectively. Such sales were consummated on terms similar to those prevailing with unrelated customers.

             NOTE RECEIVABLE - DIRECTOR/SHAREHOLDER: During 1994 and early 1995, the Company made loans totaling $14,500 to a director/shareholder. They were secured by 19,000 shares of the Company's common stock and bore interest at 2 1/2% over the published prime rate found in The Wall Street Journal. The loans were paid in full on January 24, 1996.


NOTE 4 - SIGNIFICANT SALES TO MAJOR CUSTOMERS

             During 1993, 1994 and 1995, no customer accounted for 2% or more of the Company's gross revenue.


NOTE 5 - OPERATING LEASES

             The Company leases office space at 6750 W. 93rd St., Suite 110, Overland Park, Kansas, under a lease calling for payments of $2,653 per month through August 31, 1998. An amendment to that lease, executed on February 1, 1994, for additional office space calls for payments of $2,243 per month from February 1, 1994 through August 31, 1998. A second amendment to the lease for additional office space calls for payments of $2,362 per month from January 1, 1995 through December 31, 1999. Rental expense for the years ended December 31, 1993, 1994 and 1995, was $31,412, $56,358 and $87,967, respectively.

             The Company also leases office equipment and furniture under various operating leases. As of December 31, 1995, remaining minimum annual rental commitments under noncancelable operating leases for office space, office equipment and furniture are as follows:

                                       Total Rent
             Fiscal Years              Commitments
             ------------              -----------
               1996                      $143,602
               1997                       103,945
               1998                        67,517
               1999                        28,350
                                         --------
                                         $343,414
                                         ========

              Total expenses recognized for all operating leases including leases for office space for the years ended December 31, 1993, 1994 and 1995 were $43,314, $106,489 and $156,366, respectively.


NOTE 6 - COMMITMENTS AND CONTINGENCIES

             The Company has a contract with a firm to provide subscriber statement processing and billing services. The contract is for a period of three (3) years and expires in September 1996. Terms of the contract provide for a monthly base charge with additional per unit processing charges. Termination of this contract for cause requires a 90- day period during which any breach of the contract can be cured, plus a requirement for a subsequent written 30-day notice. Termination for cause requires the payment of all amounts owed. Termination of the contract for the convenience of the Company requires a written 180-day notice and a termination fee equal to one year's charges. The Company is required to make minimum payments of $5,000 per month.

             The Company has a contract with Sprint to provide telecommunications services for the Company's customers. The agreement covers the pricing of the services for a term of two years beginning September 1995. The Company has an annual minimum usage commitment of $12,000,000 through August 1996 and $14,400,000 from September 1996 to August 1997. In the event the Company's customers use less than the minimum commitment, the difference is due and payable by the Company to Sprint. Assuming a monthly average requirement of $1,000,000

                               AMERICONNECT, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


under the Sprint contract, for the period from September, 1995 through December 1995 the Company accumulated a shortfall of $719,545. The Company anticipates additional shortfall amounts to accumulate during 1996. In the event the proposed merger with Phoenix Network, Inc. occurs, the Company currently anticipates that all accumulated shortfall amounts will be addressed in a new contract between Sprint and the surviving corporation. In the event the proposed merger does not occur, the Company has begun negotiations with Sprint to address the accumulated shortfall. While the Company believes the accumulated shortfall at December 31, 1995, and any additional shortfall amounts, will be resolved in a manner which will not have a material adverse effect on the business or financial condition of the Company in the event the proposed merger does not occur, there can be no assurance of such a result. If the Company were required to pay the full amount of accumulated shortfalls, this would have a material adverse effect on the Company's financial condition.

             The Company has a contract with WilTel to provide telecommunications services at discounted rates which will vary based upon the amount of usage by the Company. The term of this usage commitment is thirty-nine (39) months. The Company's agreement with WilTel calls for a minimum monthly usage commitment of $50,000 through January 1998. In the event the Company's customers use less than the minimum commitment in any month, the difference is due and payable by the Company to WilTel in the following month. The Company was in compliance with the contractual requirements of the agreement throughout the year ended December 31, 1995.

             On June 8, 1995, the Company entered into a revolving credit facility which allows for maximum borrowings by the Company of the lesser of $1,000,000 or 50% of eligible (less than 61 days old) receivables. Interest is payable monthly at the bank's prime rate (8.5% at December 31, 1995) plus 1%. Under the terms of the credit facility, the Company is required to meet certain financial covenants. The line is secured by all of the Company's accounts receivable. During 1995 and 1996, the Company had used this facility for short terms borrowings, but had no outstanding borrowings at year end. At September 30, 1996, the Company was in default of certain of these financial covenants, which defaults are continuing. While the Company currently does not expect these defaults to impair its ability to utilize this facility during the remainder of the existing term, it may negatively impact the Company's ability to renew the credit facility. In the event the credit facility cannot be renewed or the Company is unable to utilize the existing facility, the Company would attempt to obtain a comparable credit facility from an alternative financing source. While the Company has been able to obtain such facilities in the past, there can be no assurance that the Company will be able to obtain a credit facility with comparable terms or at all. The inability to obtain a credit facility would have a material adverse effect on the Company's financial condition and business.

             In accordance with the terms of the credit facility, the Company purchased a term life insurance policy on this key employee with a face amount of $1,750,000 during the year ended December 31, 1994. Annual premiums are approximately $3,500.



NOTE 7 -  INCOME TAXES

             The valuation of the deferred tax asset includes the following amounts:

                                         1993           1994           1995           1996
                                      -----------    -----------    -----------    -----------
Deferred tax asset                    $ 1,188,200    $ 1,091,512    $ 1,667,882    $ 1,715,301
Valuation allowance                      (688,200)      (591,512)    (1,667,882)    (1,715,301)
                                      -----------    -----------    -----------    -----------
Deferred tax asset                    $   500,000    $   500,000           $-0-           $-0-
                                      ===========    ===========    ===========    ===========

             The approximate tax effect caused by the net operating loss carryforward, and the difference in treatment for book and tax for allowance for doubtful accounts and prepaid commissions gives rise to the deferred tax asset at December 31, 1993, 1994, 1995 and September 30, 1996 of $1,188,200,
$1,091,512, $1,667,882 and $1,715,301, respectively. In 1993 and 1994, the valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. In 1995, the Company increased the valuation on its deferred tax asset by $1,076,370, reducing the deferred asset to zero. Because of the operating loss in 1995, the Company is no longer able to determine that it would more likely than not realize the deferred tax asset. As a result of this change in estimate, the valuation allowance was increased by $500,000, which related to the deferred tax asset as of December 31, 1994, and an additional valuation allowance of $576,370 was recorded to offset the additional deferred tax asset created by the net operating loss in 1995.

                               AMERICONNECT, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


             In 1993 and 1994, management believed that it would realize the deferred tax asset of $500,000. The deferred tax asset was classified in the accompanying consolidated balance sheet as a $250,000 current and a $250,000 long-term asset.

             The valuation allowance was adjusted for the years ended December 31, as follows:

                                    1993           1994           1995          1996
                                 -----------    -----------    -----------   -----------
Valuation allowance, beginning
of year                          $ 1,473,890    $   688,200    $   591,512   $ 1,667,882

Valuation adjustment                (285,690)       (96,688)       576,370        47,419

Adjustment in allowance due to
change in estimate                  (500,000)          --          500,000          --
                                 -----------    -----------    -----------   -----------

Valuation allowance, end
of year                          $   688,200    $   591,512    $ 1,667,882   $ 1,715,301
                                 ===========    ===========    ===========   ===========


             The income tax expense (benefit) reflected in the consolidated statements of operations differs from the amount computed at federal statutory income tax rates. The principal differences are as follows:

                                        1993         1994         1995
                                      ---------    ---------    ---------
Federal income tax expense computed
at statutory rate                     $ 240,925    $ 139,980    $(389,436)

State income tax effect                  44,765       26,280      (73,111)

Net operating loss carryforward        (285,690)    (158,564)     462,547

Alternative minimum tax effect            6,100        8,709         --

Valuation adjustment due to change
in estimate                            (500,000)        --        500,000
                                      ---------    ---------    ---------

Income tax expense                    $(493,900)   $  16,405    $ 500,000
                                      =========    =========    =========


         The components of income tax expense (benefit) related to continuing operations are as follows:

                                   1993         1994        1995
                                 ---------    ---------   ---------
Current                          $   6,100    $  16,405   $    --
Deferred                          (500,000)        --       500,000
                                 ---------    ---------   ---------
                                 $(493,900)   $  16,405   $ 500,000
                                 =========    =========   =========

             The Company has available for income tax purposes the following net operating loss carryforwards at December 31, 1995:

      Year of Expiration                  Amount
      ------------------                  ------
            2005                       $   363,712
            2006                         1,671,205
            2007                               185
            2008                               185
            2010                         1,687,506

                                       $ 3,722,793

                               AMERICONNECT, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


NOTE 8 - COMMON STOCK, WARRANTS AND OPTIONS

             PUBLIC OFFERING: In its initial public offering in 1989, the Company issued 828,000 units each of which consisted of five shares of previously unissued common stock, par value $.01 per share, and five redeemable Class A Warrants at a price per unit of $5.00. Each of the Class A Warrants, which was transferable separately immediately upon issuance, entitled the holder to purchase for $1.00 one share of common stock and one redeemable Class B common stock purchase warrant ("Class B Warrant"). The Class A Warrants expired on May 29, 1994. Each Class B Warrant entitled the holder to purchase one share of common stock at $1.50 until May 29, 1994. The warrants are not common stock equivalents for the purposes of the earnings per share computations. (See Note 1.) In addition, the Company granted the underwriter and finder options to purchase 57,600 and 14,400 units, respectively, at $6.00 per unit exercisable over a period of four years commencing one year from the date of the prospectus.

             MISSING STOCK CERTIFICATES: Prior to the Company's initial public offering, the stockholders of record as of March 29, 1989, executed escrow agreements which required the placement in escrow of 150,000 shares of outstanding common stock and 5,970,000 shares of outstanding Class A common stock pending the achievement of certain earnings objectives. These earnings objectives were not met and, consequently, all of the shares subject to the escrow agreement were retired and have been accounted for as treasury stock since December 31, 1992. In addition, in connection with the execution of a voting trust agreement in 1989, certificates representing 3,014,751 shares of Class A common stock were issued in the name of a voting trust in substitution for the certificates held by some of the stockholder-parties to the voting trust agreement. This voting trust expired in June of 1992. During the first quarter of 1992, however, the Company learned that the escrow agent associated with the escrow agreements asserts that it has never received the stock certificates representing the shares subject to the escrow agreements. During the same period, the Company discovered that the certificates representing 2,975,751 of the shares transferred to the voting trust were never delivered to the Company for cancellation. The Company has been unable to locate neither the original share certificates nor the certificates issued to the voting trust. As a result, if a stockholder attempted to transfer any of the shares subject to the escrow agreements or the voting trust agreement in violation of such agreements, there can be no assurance that an innocent transferee could not successfully claim the right to the shares purportedly transferred to him or her. The Company believes, however, that the legends affixed to each of the missing certificates, which state that the shares are subject to the restrictions of the voting trust agreement and the escrow agreements, respectively, are sufficient to prevent a transferee from acquiring a valid claim with respect to the shares represented by the missing certificates. In addition, the Company has obtained affidavits from each holder of the missing certificates that no such purported transfers have been made.

             STOCK RIGHTS: The rights and preferences of common stock and Class A common stock are substantially identical except that each share of common stock entitles the holder to one vote whereas, each share of Class A common stock entitles the holder to five votes. Class A common stock automatically converts into common stock on a one-for-one basis upon sale or transfer to an entity or individual who was not a holder of Class A common stock before such sale or transfer, or at any time at the option of the holder. During 1993, 1994 and 1995, 211,167, 113,400 and 113,400 shares, respectively, of Class A stock were converted to common stock through private transactions.

             STOCK OPTION PLANS: On July 29, 1988, the Company adopted a stock option plan allowing 300,000 shares of unissued but authorized common stock for issuance of incentive and/or non-qualified stock options. At December 31, 1995, all options had been granted under the plan, and 23,000 options had been returned to the Company by employees who resigned prior to vesting. Such returned options are again available for use under the plan.

                   On May 27, 1994, the Company adopted a second stock option plan allowing for 500,000 shares of unissued but authorized common stock for issuance of incentive and/or non-qualified stock options. As of December 31, 1995, 487,000 options under this plan had been granted and 142,000 options had been returned to the Company by employees who resigned prior to vesting. Such returned options are again available for use under the plan.

Stock option plan transactions for the years ended December 31, 1993, 1994, 1995 and September 30, 1996, are summarized below:

                               AMERICONNECT, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

                                                                 1988 Plan    1994 Plan      Total
                                                               -----------  -----------  -----------
Outstanding at January 1, 1993                                        --           --           --

Granted                                                            300,000         --        300,000

Exercised                                                             --           --           --

Cancelled                                                           (2,000)        --         (2,000)
                                                               -----------  -----------  -----------

Outstanding at December 31, 1993                                   298,000         --        298,000

Granted                                                              6,000      252,500      258,500

Exercised                                                          (33,000)        --        (33,000)

Cancelled                                                          (11,000)      (5,000)     (16,000)
                                                               -----------  -----------  -----------

Outstanding, at December 31, 1994                                  260,000      247,500      507,500

Granted                                                               --        234,500      234,500

Exercised                                                          (75,000)        --        (75,000)

Cancelled                                                          (16,000)    (137,000)    (153,000)
                                                               -----------  -----------  -----------

Outstanding at December 31, 1995                                   169,000      345,000      514,000

Granted                                                               --           --           --

Exercised                                                           (1,000)        --         (1,000)

Cancelled                                                             --         (8,500)      (8,500)
                                                               -----------  -----------  -----------

Outstanding at September 30, 1996                                  162,000      293,500      455,500

Exercisable at December 31, 1994                                   260,000         --        260,000

Exercisable at December 31, 1995                                   169,000       47,500      216,500

Exercisable at September 30, 1996                                  162,000       47,500      209,500

Option price per share exercised                               $0.03-$0.50       --      $0.03-$0.50

Price for outstanding options                                  $0.03-$0.50  $0.26-$0.75  $0.03-$0.75
                                                               ===========  ===========  ===========


             The expiration dates for the options issued under the 1988 Plan range from May 1998 to December 2003. At September 30, 1996, 23,000 shares were available for future grants under the 1988 Plan.

             The expiration dates for the options issued under the 1994 Plan range from August 2004 to December 2005. At September 30, 1996, 195,856 shares were available for future grants under the 1994 Plan.

             STOCK ISSUED WITH RESPECT TO SERVICE ON BOARD OF DIRECTORS: In October 1992, the Board approved the issuance of stock as compensation to directors not receiving any other form of compensation from the Company. Each qualifying director received 5,000 shares of common stock for each quarter of service. During 1993 and 1994, 19,000 shares of common stock were issued pursuant to the Board action, no shares were issued pursuant thereto in 1995.

             STOCK ISSUABLE WITH RESPECT TO REVOLVING CREDIT FACILITY: In connection with a revolving credit agreement with Robert R. Kaemmer, President of the Company, Mr. Kaemmer had the option to purchase up to 900,000 shares of common stock at $0.33 per share. Mr. Kaemmer exercised this option by purchasing 900,000 shares of common stock on April 27, 1994.

                               AMERICONNECT, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


NOTE 9 - OFFICE CLOSING COSTS

             After reviewing the costs of maintaining its Washington, D.C. sales office, the projected sales from that location, and the general financial condition of the Company, the Board decided to close the office effective December 31, 1991. All estimated costs and expenses directly associated with the closing of the office were accrued as of December 31, 1991, and recognized in the financial statements. Subsequent payments of the accrued costs were charged to the liability account, accrued office closing costs.


NOTE 10 - KEY EMPLOYEE INCENTIVE COMPENSATION PLAN

             The Company has an incentive compensation plan which provides for incentive payments to a key employee based on 5% of net earnings before depreciation and amortization and income taxes. Expenses under the plan amount to $65,845, $27,726, and $0 for the years ended 1993, 1994, 1995 and the nine month period ended September 30, 1996, respectively.

             In addition, during the year ended December 31, 1994, the board of directors authorized a one-time performance bonus of $45,000 to this key employee. The payment was made during the second quarter of 1994.


NOTE 11 - NOTES RECEIVABLE

             The Company conducts a portion of its business through agents. Some of these agents have borrowed from the Company in order to obtain necessary capital to expand their operations. These borrowings are represented by short term promissory notes. The terms of the notes permit the Company to withhold the monthly payments from commissions due the agents, if necessary. The interest rate for all the notes is 2 1/2% over the prime rate published by The Wall Street Journal. At December 31, 1994, a reserve of $100,000 was established against amounts due from a specific agent whose receivable, including unpaid charges, aggregated $498,061. During 1995, the Company and this agent became involved in litigation, and it has been determined that no recovery on the amounts will be made. As a result, the remaining receivable of $398,061 was written off. The Company is currently negotiating a mutual release of all claims with this agent and does not expect to incur any additional liability as a result of the litigation.


NOTE 12 - ONGOING OPERATIONS

             The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The Company reported a net loss of $1,718,510 in 1995. As a result, liabilities exceeded assets by $237,041. Non-cash items such as depreciation and amortization, provision for doubtful accounts and deferred income taxes collectively contributed $1,316,067 of the loss. The remaining $402,443, along with a $118,481 increase in accounts receivable and a $691,755 increase in accounts payable, contributed to cash used in operations of $64,222. In light of the foregoing, in order to become profitable, the Company must achieve sufficient volume levels to obtain additional discounts under its existing carrier contracts or negotiate new contracts with its carriers to obtain favorable pricing at existing volume levels and reduce other costs. In addition, the Company may explore financing and other strategic transactions, such as the proposed merger (discussed in Note 13 below).

             The proposed merger would reduce the Company's direct operating costs through volume discounts on long-distance pricing from its carriers and would provide certain economics of scale which management believes would allow its operations to become profitable and allow it to compete for new and existing customers. If, for any reason, the proposed merger is not consummated, the Company plans to increase sales and reduce its costs and will continue to explore other strategic alternatives (which may include financings, mergers, acquisitions, joint ventures or other strategic transactions).


NOTE 13 - SUBSEQUENT EVENT

             On January 15, 1996, the Company and Phoenix Network, Inc. ("Phoenix"), a San Francisco, California-based long distance reseller and provider of value-added telecommunications services, signed a letter of intent to merge the two companies in a stock-for-stock transaction. The parties currently are negotiating a definitive merger

                               AMERICONNECT, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


agreement. In connection with the proposed merger, Phoenix expects to issue approximately 4 million new shares of common stock in exchange for all of the outstanding shares of the Company. It is currently anticipated that the closing will take place on or about August 15, 1996, pending the obtaining of all necessary regulatory approvals and approval of the shareholders of both companies. There can be no assurance that the ongoing negotiations between the Company and Phoenix will in fact result in the execution of a definitive merger agreement or that the terms of any such agreement would be as described above.


NOTE 14 - FOURTH QUARTER ADJUSTMENTS

             During the fourth quarter 1995, the Company recorded adjustments of approximately $940,000 relating primarily to receivables and the deferred tax asset.


NOTE 15 - PROFIT SHARING PLAN

             The Company adopted a 401(k) savings plan effective January 1, 1994, covering nearly all eligible employees with at least six months of service. Under the terms of the plan, employees may contribute up to 15% of their gross wages. The Company matches 100% of the first 3% contributed by each employee. The Company's contribution to the plan for the year ending December 31, 1994, 1995 and the nine month period ended September 30, 1996 were approximately $ -0-, $ 15,664 and $14,907, respectively.


NOTE 16 - NEW PRONOUNCEMENTS

            Stock-Based Compensation

             The Company has not elected early adoption of Financial Accounting Standard No. 123 ("SFAS 123") Accounting for Stock-Based Compensation. SFAS 123 becomes effective beginning with the Company's first quarter of 1996. Upon adoption of SFAS 123, the Company will continue to reassure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Option No. 25, Accounting for Stock Issued to Employees, and will provide pro forma disclosures of net income and earnings per share as if the par value method prescribed by SFAS 123 had been applied in measuring compensation expense. For options granted to non-employees after December 15, 1995, the Company will be required to apply the fair value method prescribed by SFAS 123. The Company has not determined the future effect of adopting SFAS 123 on the consolidated financial position or operating results.



            Other Recent Pronouncements

             In 1995, Financial Account Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of, was issued and is effective for fiscal years commencing after December 15, 1995. The future adoption of SFAS 121 is not expected to leave a material effect on the Company's consolidated financial position or operating results.

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 24, 1997                  Phoenix Network, Inc.



                                        By:  /s/ Jeffrey L. Bailey
                                           ---------------------------
                                             Jeffrey L. Bailey
                                             Senior Vice President and
                                                Chief Financial Officer



                                     3.